UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ______________________)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Texas Roadhouse, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

March 31, 2023

To our Shareholders:

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of Texas Roadhouse, Inc. (the “Company”) on Thursday, May 11, 2023. The meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky at 9:00 a.m. eastern daylight time.

The official Notice of Annual Meeting, Proxy Statement, and Proxy Card are enclosed with this letter.

Please take the time to read carefully each of the proposals for shareholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your Proxy Card and returning it in the enclosed postage-paid envelope. Shareholders of record can also vote by touch-tone telephone from the United States, using the toll-free number on the Proxy Card, or by the Internet, using the instructions on the Proxy Card. If you attend the meeting, then you may revoke your proxy and vote your shares in person.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

Gerald L. Morgan
Chief Executive Officer

TEXAS ROADHOUSE, INC.

6040 Dutchmans Lane

Louisville, Kentucky 40205

2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Texas Roadhouse, Inc., a Delaware corporation (the “Company”)
Date and Time: Thursday, May 11, 2023 9:00 A.M. Eastern Daylight Time	Place: Texas Roadhouse Support Center 6040 Dutchmans Lane Louisville, Kentucky 40205

Proposals for Business

Proposal 1:  To elect seven directors to the Board of Directors of the Company, each for a term of one year

Proposal 2:  To ratify the appointment of KPMG LLP as the Company’s independent auditors for the Company’s 2023 fiscal year

Proposal 3:  To hold an advisory vote on executive compensation

Proposal 4:   To hold an advisory vote on the frequency of the advisory vote on executive compensation

Proposal 5:  To hold an advisory vote on a shareholder proposal regarding the issuance of a climate report and to set reduction targets by the Company, if properly presented at the Annual Meeting

Proposal 6:  To transact such other business as may properly come before the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be Held on May 11, 2023:  Our Annual Report containing our Proxy Statement relating to our 2023 Annual Meeting of Shareholders and Form 10-K for the fiscal year ended December 27, 2022 is available on our website at www.texasroadhouse.com in the Investors Section.

Notice on Voting

Whether or not you expect to be present at the Annual Meeting, please submit your vote by using one of the voting methods described in the attached materials.  If you attend the Annual Meeting, then you may revoke your proxy and vote your shares in person.

Who Can Vote Only shareholders of record at the close of business on March 13, 2023 are entitled to receive notice of and to vote at the Annual Meeting.

Date of Mailing

This Notice of the Annual Meeting and the attached Proxy Statement describing matters to be described at the Annual Meeting are being distributed or otherwise furnished to shareholders on March 31, 2023.

By Order of the Board of Directors, Christopher C. Colson Corporate Secretary

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD	83
FORM 10-K	83
OTHER BUSINESS	84

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 11, 2023

TEXAS ROADHOUSE, INC.

6040 Dutchmans Lane

Louisville, Kentucky 40205

This proxy statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Texas Roadhouse, Inc., a Delaware corporation, to be voted at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments thereof. In this proxy statement, references to the “Company,” “we,” “us” or “our” refer to Texas Roadhouse, Inc. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about March 31, 2023.

The Annual Meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 11, 2023 at 9:00 a.m. eastern daylight time, for the purposes set forth in this proxy statement and the accompanying notice of the Annual Meeting.

SUMMARY OF MATTERS REQUIRING SHAREHOLDER ACTION

Proposal 1—Election of Directors

The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company’s common stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for the available slot is elected for that slot. You may vote “FOR” each nominee or you may “WITHHOLD AUTHORITY” to vote for each nominee. Unless you “WITHHOLD AUTHORITY” to vote for a nominee, your proxy will be voted “FOR” the election of the individuals nominated as directors.

Our Board has adopted a majority voting policy for uncontested director elections. Under this policy, any nominee who receives fewer “FOR” votes than “WITHHOLD” votes is required to offer his or her resignation. Our nominating and corporate governance committee would then consider the offer of resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer.

The Board recommends that you vote “FOR” the nominees.

Proposal 2—Ratification of Independent Auditors

The proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 26, 2023 must be approved by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote “FOR” or “AGAINST” the ratification, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” this proposal.

The Board recommends that you vote “FOR” this proposal.

Proposal 3—Advisory Vote on Approval of Executive Compensation

The outcome of the advisory vote on whether to approve the executive compensation detailed in this proxy statement (including the Compensation Discussion and Analysis, the Executive Compensation section and the other related executive compensation tables and related discussions) will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote “FOR” or “AGAINST” approval of the executive compensation, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” approval of the executive compensation.

The Board recommends that you vote “FOR” this proposal.

Proposal 4—Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

The outcome of the advisory vote on how often the Company should hold an advisory vote on executive compensation will be determined by the affirmative vote of a plurality of the shares present (in person or by proxy) and entitled to vote.  You may select a frequency of “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS”, or you may “ABSTAIN” from voting on this proposal.  The choice receiving the most votes will be the frequency selected by the shareholders, so abstentions will not affect the outcome of the vote on this proposal.

The Board recommends that you select “EVERY YEAR” for this proposal.

Proposal 5—Advisory Vote on the Shareholder Proposal Regarding the Issuance of a Climate Report and to Set Reduction Targets by the Company

The outcome of the vote on whether the Company should issue a climate report describing if, and how, the Company plans to measure and reduce its total contribution to climate change, including emissions from its supply chain, and align its operations with the Paris Agreement’s goal of maintaining global temperature increases to 1.5℃ will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote “FOR” or “AGAINST” the shareholder proposal, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” approval of the shareholder proposal.

The Board recommends that you vote “AGAINST” this proposal.

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters should properly come before the Annual Meeting and call for a vote of shareholders, then validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders. Any such additional matter must be approved by an affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting.

INFORMATION ABOUT PROXIES AND VOTING

Record Date and Voting Securities

The Board has fixed the record date (the “Record Date”) for the Annual Meeting as the close of business on March 13, 2023. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding 67,037,679 shares of common stock, each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such shareholders, unless revoked as described below.

Revocability of Proxies

A shareholder who completes and returns the proxy card that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A shareholder may revoke a proxy by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Christopher C. Colson, the Corporate Secretary of the Company, at the Company’s main office address located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 at any time before the Annual Meeting. Shareholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us (as and if applicable). In addition to solicitation by mail, proxies may be solicited personally, by telephone or by other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

Other Voting Considerations

Broker Non-Votes.  Under rules of the New York Stock Exchange, matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of routine matters, brokers may vote shares held in “street name” in their discretion if they have not received voting instructions from the beneficial owner. In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner (“broker non-votes”); therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

The election of directors (Proposal 1) is a non-routine matter under the applicable rules, so broker non-votes may occur. However, broker non-votes do not count as shares entitled to vote. Because the election is decided by a plurality of shares present (in person or by proxy) and entitled to vote at the Annual Meeting, and because our majority voting policy for directors only considers “FOR” votes and “WITHHOLD” votes, any broker non-votes will not affect the outcome of Proposal 1.

The ratification of the appointment of the Company’s independent auditors (Proposal 2) is a routine matter under the applicable rules so broker non-votes should not occur. In addition, because this matter is routine and brokers may vote as stated above, the number of votes cast, plus the number of abstentions, on Proposal 2 will be used to establish whether a quorum is present.

The advisory vote on the approval of executive compensation (Proposal 3), the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 4), the advisory vote on the shareholder proposal regarding the issuance of a climate report and to set reduction targets by the Company (Proposal 5), and any other matters that may properly come before the Annual Meeting are also non-routine matters under the applicable rules, so broker non-votes may occur. Because broker non-votes do not count as shares entitled to vote, they do not affect the outcome of the vote on Proposals 3, 4, and 5.

Abstentions.  Abstentions will be counted for purposes of calculating whether a quorum is present. The effect of an abstention on each proposal where “ABSTAIN” is a voting choice is discussed above.

Executed but Unmarked Proxies.  If no instructions are given, then shares represented by properly executed but unmarked proxies will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

ANNUAL MEETING FAQS

WHEN AND WHERE IS THE ANNUAL MEETING?

The 2023 Annual Meeting of Shareholders will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 on Thursday, May 11, 2023 at 9:00 AM eastern daylight time.

WHO CAN ATTEND THE ANNUAL MEETING?

The Annual Meeting is open to all shareholders.  If you wish to attend the Annual Meeting, please contact our Investor Relations Department at investment@texasroadhouse.com or (502) 426-9984.

WHO IS SOLICITING MY PROXY?

The Company’s Board is soliciting your proxy in connection with the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means.

WHO IS ENTITLED TO VOTE?

Only shareholders of record at the close of business on March 13, 2023 will be entitled to vote at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

The presence in person or by proxy of the holders of a majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such shareholders, unless revoked as described below.

HOW DO I VOTE?

If you are entitled to vote, then you may cast your vote in accordance with any of the following options:

-	Online, by going to the website shown on your proxy card;

-	By touch-tone telephone from the United States, using the toll-free number on the proxy card;

-	By mail by promptly completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope; or

-	In person, by revoking your proxy and attending the Annual Meeting.

Telephone and Internet Voting facilities for Shareholders of record will close on 11:59 PM eastern daylight time on May 10, 2023.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes, you may revoke your proxy at any time before the closing of the polls at the Annual Meeting by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Christopher C. Colson, the Chief Legal and Administrative Officer and Corporate Secretary of the Company, at the Company’s main office address located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 at any time before the Annual Meeting.

You can also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

WHAT IS A BROKER NON-VOTE?

Under rules of the New York Stock Exchange, matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of routine matters, brokers may vote shares held in “street name” in their discretion if they have not received voting instructions from the beneficial owner.

In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner; therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

WHAT ITEMS WILL BE VOTED ON AND WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

The Board is requesting that shareholders vote on the following five proposals at the Annual Meeting and makes the following recommendations with respect to each proposal:

-	Proposal 1: To elect seven directors to the Board of Directors of the Company, each for a term of one year.

Recommendation: “FOR”

-	Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent auditors for the Company’s 2023 fiscal year.

Recommendation: “FOR”

-	Proposal 3: To hold an advisory vote on executive compensation.

Recommendation: “FOR”

-	Proposal 4: To hold an advisory vote on the frequency of the advisory vote on executive compensation.

Recommendation: “EVERY YEAR”

-	Proposal 5: To hold an advisory vote on a shareholder proposal regarding the issuance of a climate report and to set reduction targets by the Company, if properly presented at the Annual Meeting.

Recommendation: “AGAINST”

WHO PAYS FOR THE PROXY SOLICITATION?

The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

WHO COUNTS THE VOTES?

Computershare, the transfer agent for the Company, will count the votes and will serve as the independent inspector of election at the Annual Meeting.

WHERE DO I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

Results of the vote held (in person or by proxy) at the Annual Meeting will be included on a Form 8-K which is expected to be filed with the Securities and Exchange Commission within one business day after the date of the Annual Meeting.

WHO IS “BUBBA” AND WHY IS HE REFERENCED IN THE PROXY?

Bubba was the nickname of W. Kent Taylor, the Company’s late founder, and is the namesake of our Bubba’s 33 restaurant concept. As used in Compensation Discussion and Analysis and in honor of Mr. Taylor, we use the headings “Bubba Who” (outlining our Named Executive Officers), “Bubba What” (outlining what we do and do not do from an executive compensation standpoint), and “Bubba How” (outlining our philosophy on executive compensation).

CORPORATE GOVERNANCE AND OUR BOARD

2022 CORPORATE GOVERNANCE OVERVIEW

The following is an executive summary of corporate governance activities for our 2022 fiscal year:

Meetings

We held 26 meetings of the Board and applicable committees comprised of (i) four meetings of the Board, (ii) 14 meetings of the audit committee, (iii) four meetings of the compensation committee, and (iv) four meetings of the nominating and corporate governance committee.

Board Composition

The Board consists of seven directors – six of which are independent, as that term is defined in the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. The following is a breakdown of current committee membership and leadership:

1)
Chairman of the Board:  Gregory N. Moore

2)
Audit Committee:   Donna E. Epps (Chair); Michael A. Crawford; Gregory N. Moore; Curtis A. Warfield;  Kathleen M. Widmer; and James R. Zarley

3)
Compensation Committee:   James R. Zarley (Chair); Michael A. Crawford; Donna E. Epps; Gregory N. Moore; Curtis A. Warfield; and Kathleen M. Widmer

4)
Nominating and Corporate Governance Committee:  Curtis A. Warfield (Chair); Michael A. Crawford; Donna E. Epps; Gregory N. Moore; Kathleen M. Widmer; and James R. Zarley

Compensation Philosophy

With respect to each non-employee director’s 2022 fiscal year service, each non-employee director received a fixed cash amount for serving on the Board, together with additional compensation relating to leadership positions on the Board and/or on any Board committee. Additionally, the Chairman of the Board received an annual grant of service based restricted stock units equal to $290,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares, while each remaining non-employee director received an annual grant of service based restricted stock units equal to $200,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares.

Similar to our compensation philosophy for our executive officers, we believe that issuing service based restricted stock units to our non-employee directors aligns their interests with those of our shareholders. Specifically, since the bulk of each non-employee director’s compensation lies in the value of the service based restricted stock units granted, the non-employee directors are motivated to continually improve the Company’s performance in the hope that the performance will be reflected by the stock price on the vesting date of their service based restricted stock units. Moreover, we believe that the service based restricted stock unit awards drive director alignment with maximizing shareholder value because the value of the service based restricted stock units varies in response to investor sentiment regarding overall Company performance at the time of vesting.

Cap on Total Compensation

The total compensation for any non-employee director may not exceed $500,000, which amount shall be calculated by adding (i) the total cash compensation to be paid for services rendered by a non-employee director in any given fiscal year to (ii) the grant date value of any equity granted to such non-employee director in that fiscal year. This cap on Board total compensation is included in the Company’s 2021 Long-Term Incentive Plan.

Director Summary Overview

OUR DIRECTOR NOMINEES
				Committee Membership
Nominee	Age	Director Since	Independent (Y/N)	A	C	N
Michael A. Crawford	55	2020	Y
Donna E. Epps	59	2021	Y
Gregory N. Moore	74	2005	Y
Gerald L. Morgan	62	2021	N	N/A	N/A	N/A
Curtis A. Warfield	55	2018	Y
Kathleen M. Widmer	61	2013	Y
James R. Zarley	78	2004	Y

A (Audit Committee)	C (Compensation Committee)	N (Nominating and Corporate Governance Committee)
Chairperson Committee Member

Director Summaries

Michael A. Crawford	Business Experience:

Director Since: 2020

Age: 55

Board Committees / Leadership:

Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee

Public Boards:

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV)

Favorite Texas Roadhouse Food Item:

6oz Filet and Grilled Shrimp

Mr. Crawford is currently serving as Chairman of the Board, President and Chief Executive Officer for Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV), including Hall of Fame Village, Hall of Fame Village Media and Gold Summit Gaming, which he joined in December 2018.  Hall of Fame Resort & Entertainment Company is a sports, entertainment, and media enterprise headquartered in Canton, Ohio which was established in 2020 as a result of a merger between HOF Village, LLC, a partnership between the Pro Football Hall of Fame and Industrial Realty Group (IRG) which began in 2016 and Gordon Pointe (GPAQ) Acquisition Corp. From 2014 to 2018, Mr. Crawford held numerous executive positions with the Four Seasons Hotels and Resorts Company, starting as the President of Asia Pacific and subsequently becoming Global President of Portfolio Management. While at Four Seasons, he was responsible for business and capital planning, along with the design and construction of all new Four Seasons Hotels and Resorts worldwide. Prior to Four Seasons, Mr. Crawford spent almost 25 years at the Walt Disney Company (NYSE: DIS) where he rose to Senior Vice President and General Manager of Shanghai Disney Resort and President of Shanghai’s Walt Disney Holdings Company.

Reason for Nomination:

Mr. Crawford is being nominated as a non-employee director because of his chief executive experience, his hospitality and international experience, and his strategic planning experience. As a result of these and other professional experiences, Mr. Crawford possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Donna E. Epps	Business Experience:

Director Since: 2021

Age: 59

Board Committees / Leadership:

Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee; Chairperson of Audit Committee

Public Boards:

Saia, Inc.

(NASDAQ: SAIA) Texas Pacific Land

Corporation

(NYSE: TPL)

Favorite Texas Roadhouse Food Item:

Fall-Off-The-Bone Ribs

Ms. Epps is a certified public accountant licensed in the State of Texas who previously served in various capacities at Deloitte LLP for over 31 years, including over 17 years of focus on providing attest services to private and public companies across industries including distribution, commercial and industrial products, energy, technology, and telecommunications. Following her retirement from Deloitte in 2017, Ms. Epps now serves as an independent director for Saia, Inc. (NASDAQ: SAIA), a transportation company providing regional and inter-regional truckload services in 45 states, where she is a member of the Audit Committee and Nominating and Corporate Governance Committee. Ms. Epps also serves as an independent director for Texas Pacific Land Corporation (NYSE: TPL), one of the largest landowners in the state of Texas with approximately 900,000 acres of land located in 19 counties of West Texas, where she serves as Audit Committee Chairperson and is a member of the Nominating and Corporate Governance Committee.

Reason for Nomination:

Ms. Epps is being nominated as a non-employee director because of her extensive audit, risk, financial and accounting experience and her extensive board experience. As a result of these and other professional experiences, Ms. Epps possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Gregory N. Moore	Business Experience:

Director Since: 2005

Age: 74

Board Committees / Leadership:

Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee; Chairman of the Board

Public Boards:

Newegg Commerce, Inc. (NASDAQ: NEGG)

Favorite Texas Roadhouse Food Item:

Texas Size Combo of 6oz Filet and Fall-Off-The Bone Ribs

Mr. Moore served as the Senior Vice President and Controller of Yum! Brands, Inc. until he retired in 2005. Yum! Brands is the worldwide parent company of Taco Bell, KFC, and Pizza Hut. Prior to becoming Yum! Brands’ Controller, Mr. Moore was the Vice President and General Auditor of Yum! Brands. Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International. Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York, New York and Stamford, Connecticut offices. Mr. Moore is a certified public accountant in the States of New York and California. In July 2011, Mr. Moore joined the board of Newegg Commerce, Inc. (NASDAQ: NEGG), an on-line retailer specializing in computer and computer-related equipment and serves as the Chair of the Audit Committee, and serves on both the Nominating and Corporate Governance and Compensation Committees.

Reason for Nomination:

Mr. Moore is being nominated as a non-employee director because of his extensive financial, accounting, and international experience as well as his experience in the restaurant industry. As a result of these and other professional experiences, Mr. Moore possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Gerald L. Morgan	Business Experience:
Director Since: 2021 Age: 62 Board Committees / Leadership: Company’s Chief Executive Officer Public Boards: None. Favorite Texas Roadhouse Food Item: Bubba’s 33 Lasagna

Mr. Morgan is an over 25-year veteran of Texas Roadhouse and has 37 years of total foodservice experience, including with Bennigan’s and Burger King. His career with Texas Roadhouse began in 1997 as Managing Partner in Grand Prairie, Texas, which was store number 26 and the first in Texas. Mr. Morgan was named Managing Partner of the Year in 2001, which is the Company’s highest recognition. Mr. Morgan was promoted to Market Partner in 2001, where he oversaw and grew operations in Texas and Oklahoma. In 2014, Mr. Morgan was awarded the Texas Roadhouse Legends Award at the Company’s Managing Partner Conference. The following year, he was promoted to Regional Market Partner. Mr. Morgan was named Chief Executive Officer in 2021.  Mr. Morgan also previously served as President of the Company from December 2020 through January 2023.

Reason for Nomination:

Mr. Morgan is being nominated as an executive director because of his role as Chief Executive Officer of the Company, his knowledge of the restaurant industry and his in-depth knowledge of the Company. As a result of these and other professional experiences, Mr. Morgan possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Curtis A. Warfield	Business Experience:

Director Since: 2018

Age: 55

Board Committees / Leadership:

Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee; Chairperson of Nominating & Corporate Governance Committee

Public Boards:

Talkspace, Inc.

(NASDAQ: TALK)

Favorite Texas Roadhouse Food Item:

Beef Tips, Mashed Potatoes and Gravy with the World Famous Texas Roadhouse Rolls

Mr. Warfield is a certified public accountant licensed in the Commonwealth of Kentucky and is currently the President and Chief Executive Officer of Windham Advisors LLC, a private equity and strategic advisory firm that offers innovative business solutions for companies in technology, healthcare, and other industries. He served as part of the senior leadership team of Anthem, Inc. (NYSE: ANTM), one of the nation’s largest health insurers with over $100 billion in revenues from 2017 to 2019.  Previously he served in a variety of roles from 1997 to 2016 at HCA, the largest healthcare provider in the country. He began as the Chief Financial Officer of the Columbia Healthcare Network with a majority of his tenure serving as the Chief Executive Officer of NPAS, a healthcare services company.  In 2021, Mr. Warfield joined the board of Talkspace, Inc. (NASDAQ: TALK), a digital company which offers mental health treatment services. Mr. Warfield also joined the board of OneOncology, a company that invests in and collaborates with community oncology practices and serves as Chair of the Audit Committee.

Reason for Nomination:

Mr. Warfield is being nominated as a non-employee director because of his extensive financial and accounting experience, his executive management experience, and his information technology experience. As a result of these and other professional experiences, Mr. Warfield possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Kathleen M. Widmer	Business Experience:

Director Since: 2013

Age: 61

Board Committees / Leadership:

Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee

Public Boards:

None.

Favorite Texas Roadhouse Food Item:

All American Burger

Ms. Widmer is the Company Group Chairman for Consumer North America and Latin America with Johnson & Johnson Consumer Health (NYSE: JNJ), a position she has held since December 2018. Prior to this position, she served as the President of the Johnson & Johnson Consumer OTC division, which provides healthcare solutions through well-known and trusted over-the-counter medicines and products, a position she held from August 2015. She was previously with Johnson & Johnson for 21 years, until 2009, where she held numerous positions, including serving as Vice President, Marketing, McNeil Consumer Healthcare. Prior to re-joining Johnson & Johnson, she served as Executive Vice President and Chief Marketing Officer at Elizabeth Arden, Inc. (NASDAQ: RDEN), from 2009 to 2015, and was responsible for the global growth strategy and marketing execution of the Elizabeth Arden Brand. In 2017, she was appointed to the board of directors for the Wounded Warrior Project. She is a graduate of the U.S. Military Academy in West Point, New York, and served for five years as a U.S. Army officer.

Reason for Nomination:

Ms. Widmer is being nominated as a non-employee director because of her executive management experience, her extensive marketing experience in the retail sector, and her knowledge of the global retail industry. As a result of these and other professional experiences, Ms. Widmer possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

James R. Zarley	Business Experience:

Director Since: 2004

Age: 78

Board Committees / Leadership:

Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee; Chairperson of Compensation Committee

Public Boards:

None.

Favorite Texas Roadhouse Food Item:

6oz Filet

Mr. Zarley served as Chairman, Chief Executive Officer and Chairman of the Board of Conversant, a single-source provider of media, technology and services across major interactive marketing channels which previously operated under the name ValueClick, Inc. (NASDAQ: CNVF), and was a member of Conversant’s board of directors from 1999 until his retirement in 2014. Mr. Zarley shaped the company into a global leader in online marketing solutions. Prior to joining Conversant, Mr. Zarley was Chief Operating Officer of Hiway Technologies, where he was a leading member of the management team that closed the merger with Verio in 1999. Prior to that, Mr. Zarley was Chairman and Chief Executive Officer of Best Internet until it merged with Hiway Technologies in 1998. Mr. Zarley also founded and later sold Quantech Information Services, now an ADP company. In addition, he spent 19 years at RCA in various senior management roles. Currently, he serves on the board of directors of a couple private companies.

Reason for Nomination:

Mr. Zarley is being nominated as a non-employee director because of his chief executive and information technology experience in developing industries, his technology experience, and his transactional experience. As a result of these and other professional experiences, Mr. Zarley possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Meetings of the Board

The Board met on four occasions and its standing committees (audit committee, compensation committee, and nominating and corporate governance committee) met on 22 occasions during our fiscal year ended December 27, 2022. Except for Ms. Widmer, each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his or her period of service. In addition, the Company expects all members of the Board to attend the Annual Meeting. All incumbent directors attended the 2022 annual meeting. Four regular Board meetings are currently scheduled for the 2023 fiscal year. Executive sessions of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting. The role of each standing committee is more fully described below.

Leadership Structure of the Board and Role of the Board in Risk Oversight

Leadership Structure. The Board consists of six independent directors and one executive director. Following the passing of W. Kent Taylor, the Company’s founder and then Chairman of the Board and Chief Executive Officer of the Company, the Board named Gregory N. Moore as Chairman of the Board on March 19, 2021. Mr. Moore joined the Board in 2005 following the Company’s initial public offering in 2004. Until his appointment as Chairman of the Board, Mr. Moore had previously served as the Board’s Lead Independent director since the creation of that position in 2012. The responsibility and authority of the Lead Independent director are delineated in our Corporate Governance Guidelines, which can be found on the Company’s website at www.texasroadhouse.com. The Board determined that a separation of the duties and responsibilities of the Chairman of the Board from those of the Chief Executive Officer was appropriate during the transition following the death of the Company’s founder.  As more particularly described below, Mr. Morgan, the Company’s Chief Executive Officer, was appointed to the Board on June 15, 2021.

Role of the Board and Management. As more particularly described in our Corporate Governance Guidelines, the Company’s business is conducted by the officers and employees under the direction of the Chairman of the Company, and if there is no Chairman, then the Chief Executive Officer of the Company, and under the oversight of the Board.  In connection with the same, the Board’s role is to enhance the long-term value of the Company for its shareholders. The Board is elected annually by the shareholders to oversee management and to ensure that the long-term interests of the shareholders are being served. In order to fulfill this obligation, the Board is responsible for helping establish broad corporate policies, setting strategic direction and overseeing the management of the Company.

Risk Oversight.  In addition to the broad responsibilities described in the immediately preceding paragraph, the Board is responsible for overseeing the Company’s risk management strategies, including the Company’s implementation of appropriate processes to administer day-to-day risk management. The Board executes its oversight responsibility directly and through its committees and is informed about risk management matters as part of its role in the general oversight and approval of corporate matters. The Board gives clear guidance to the Company’s management on the risks it believes face the Company, such as the matters disclosed as risk factors in the Company’s Annual Report on Form 10-K. Furthermore, the Board has delegated certain risk management responsibilities to its audit committee and compensation committee.

Through the audit committee’s charter, the Board has authorized the audit committee to oversee the Company’s risk assessment and risk management practices and strategies. The audit committee, in fulfilling its oversight responsibilities, regularly and comprehensively reviews specific risk matters which have been identified by management, which includes a rotational review of the risks relating to specific departments within the Company.  The Company’s internal auditors regularly report directly to the audit committee on the results of internal audits, the scope and frequency of which are based on comprehensive risk assessments which have been approved by the audit committee.

As a part of our enterprise risk management process and under the oversight of the audit committee, the Company has formed a series of subject matter risk committees that are composed of cross-functional leaders within the Company that specialize in specific areas of risk previously identified by the Company, which regularly meet and report their activities to the enterprise risk management (“ERM”) team. These subject matter risk committees involve specific risks relating to business continuity / crisis management, food safety, responsible alcohol service, employment compliance, information governance (including data privacy compliance), vendor management, employee and guest safety, Americans with Disability Act (ADA) and corporate sustainability.  The ERM team, consisting of our interim Chief Financial Officer, Chief Legal and Administrative Officer, Associate General Counsel – Brand Protection, Vice President of Legendary People, Director of Risk, Director of Internal Audit, and Senior Manager of Business Continuity, meets regularly to identify emerging risk areas and key risk areas for the Company, and serves as a liaison between the subject matter risk committees and the executive risk committee described below.  Additionally, the ERM team conducts a periodic review of a risk register, including an in-depth focus on high priority risks, as well as evaluates the composition of existing subject matter risk committees and/or the need for the creation of new subject matter risk committees based on its review of the risk register.  The risk register is reviewed with the audit committee and the executive risk committee.  Finally, the Company has an executive risk committee consisting of the Named Executive Officers and the Vice Presidents of Operation for each of the Company’s three main concepts which meet throughout the year to determine risk priorities and make decisions on key areas of risk.

Additionally, as shown above, the ERM team regularly updates the audit committee on the results of its risk management activities at least twice per year. In addition, specific subject matter risk committees periodically report to the audit committee the risk-based initiatives being performed by the applicable risk committee. The audit committee is routinely advised of strategic, operational, financial, legal, data privacy, corporate sustainability, responsible alcohol service, and cybersecurity risks both during and outside of regularly scheduled meetings, and the audit committee reviews and is informed of specific activities to manage these risks, such as policies and procedures, insurance plans, indemnification obligations, and internal controls (as and if applicable).

Through the compensation committee’s charter, the Board has authorized the compensation committee to oversee the compensation programs for the Company’s executive officers and non-employee directors on the Board. The compensation committee, in fulfilling its oversight responsibilities, designs the compensation packages applicable to the Company’s executive officers and Board members. The compensation committee also periodically consults with management on the payments of bonuses and grants of stock awards to key employees.

The audit committee and the compensation committee jointly perform an annual risk assessment of our compensation programs for all employees to determine whether these programs encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation programs is evaluated on a number of criteria aimed at identifying any incentive programs that deviate from our risk management objectives. Based on this review in 2022, both the audit committee and the compensation committee concluded that we have the right combination of rewards and incentives to drive company performance, without encouraging unnecessary or excessive risk taking by our employees. In connection with the foregoing, the Company has not established a system of incentives that is reasonably likely to lead to excessive or inappropriate risk taking by employees or create a risk reasonably likely to have a material adverse effect on the Company. Specifically, the audit and compensation committees identified the following components of our compensation programs that mitigate the likelihood of excessive risk taking to meet performance targets: equity incentive compensation in the form of restricted stock units; long term contracts and a financial buy-in requirement for restaurant management; a guaranteed base salary within our support center management personnel; minimums and maximums on profit sharing compensation within our support center management personnel; robust internal controls; operational focus on top line sales growth; and, a business model which focuses on a strong balance sheet, relatively low debt, prudent growth, and sustainable long-term profitability.

The Board’s oversight roles, including the roles of the audit committee and the compensation committee, allow the Board to effectively administer risk management policies while also effectively and efficiently addressing Company objectives. The Board expects to continue to involve Company management in its deliberations and decision-making in order to administer risk management policies effectively.

Strategic Planning and Strategic Initiatives. The Board also plays an instrumental oversight role in the strategic planning and initiatives of the Company. As a part of this role, the Board reviews the Company’s strategy with management to ensure that the Company and the Board are aligned on the long-term goals and strategic initiatives of the Company. At every quarterly Board meeting, the Board and management conduct a strategic overview of one of the Company’s main restaurant concepts (including international development) and is continually updated throughout the year on the performance of each brand. Additionally, the Board conducts periodic reviews of the manner in which the Company is allocating its capital to ensure that the Board and the management of the Company are in agreement on how the Company is managing its asset portfolio. Finally, the Board provides direct oversight over certain other strategic initiatives or transactions implemented by the Company, including new store development, franchise acquisitions, international development, retail or other business development initiatives, and the Company’s share repurchase activities and dividend program (as applicable).

Cybersecurity.  The Board and management of the Company take data protection and cybersecurity seriously.   As a Company, we receive and maintain certain sensitive information from our guests, employees, partners, and from business operations. The use and handling, including security, of this information is regulated by evolving and increasingly demanding data privacy laws and regulations in various jurisdictions, as well as by certain third-party contracts, frameworks, and industry standards, such as the Payment Card Industry Data Security Standard. To protect this information, the Company has created and implemented a detailed set of Information Security Policies and Procedures that are informed by recognized national and international standards. The Company’s Head of Information Security leads the Company’s cybersecurity efforts under the direct oversight of our Chief Technology Officer.  As a part of its oversight role, the audit committee receives regular updates from the Company on cybersecurity and privacy risks impacting the Company.

Additionally, as mentioned above, the Company’s enterprise risk management program has established an internal risk committee to evaluate information governance risks. This committee is comprised of members of management of the Company’s information technology, human resources, marketing, accounting, risk, finance and legal functions, and is focused on performing assessments to identify areas of concern and implement appropriate changes to enhance its cybersecurity and privacy policies and procedures.

Finally, the Company has implemented extensive detective and preventative controls designed to ensure the appropriate level of protection for the confidentiality, integrity, and availability of data stored on or transferred through our information technology resources.  Certain members of the Company’s senior leadership within the information technology department are responsible for developing and implementing these controls.  Both internal and third-party auditing are performed frequently to verify that these controls are effective.

Corporate Sustainability. Both the Board and the Company take great pride in our corporate sustainability program and our appreciation for, and commitment to, our employees and for the communities in which we serve. Our commitment is evident from our passion and history of dedication to corporate citizenship, diversity, and the manner in which we often consider sustainability as part of our decision-making process. This commitment also includes the continued execution of our existing corporate sustainability activities and working to identify future opportunities. We actively pursue partnerships and opportunities that help conserve resources, reduce waste, and have a positive impact on our communities, as well as partner with other organizations and source products from suppliers who share our commitment to corporate sustainability. As a result, the Board reviews the Company’s corporate sustainability initiatives as a part of their oversight role of the Company’s business strategy and risk management. In particular, the Board receives periodic updates, at least annually, of our corporate sustainability initiatives from management. The Company also includes an update on some of these initiatives in the Company’s Annual Report.

Additionally, the Company has established an internal risk committee to evaluate environmental, social and governance matters. This committee is comprised of members of management from the Company’s legal, human resources, communications, procurement, investor relations, and financial reporting functions.  This committee works in conjunction with the Company’s enterprise risk management team.

In 2017, we released our initial corporate sustainability report which outlined the four core pillars of our corporate sustainability efforts: Food, Community, Employees, and Conservation.  Our goal is to update our corporate sustainability report annually. The current report is available on the Company’s website at www.texasroadhouse.com. Unless specifically referenced in this proxy statement, the content posted on, or accessible through, our website is not incorporated by reference into this proxy statement or any of our filings with the Securities and Exchange Commission (the “SEC”) and may be revised by us (in whole or in part) at any time and from time to time.

Committees of the Board

The Board has three standing committees:

(i)the audit committee;

(ii)the compensation committee; and

(iii)the nominating and corporate governance committee.

The Board has adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of these committees are available in their entirety on our website at www.texasroadhouse.com. Please note, however, that the information contained on the website is not incorporated by reference in, nor considered to be a part of, this proxy statement.

Audit Committee.  As described in its charter, the primary purpose of the audit committee is to assist the Board in fulfilling its oversight responsibility relating to:

(i)the integrity of the Company’s consolidated financial statements;

(ii)the Company’s risk assessment and risk management practices and strategies;

(iii)the Company’s compliance with legal and regulatory requirements;

(iv)the independence and performance of the Company’s internal and external auditors; and

(v)the Company’s internal controls and financial reporting practices.

The audit committee is also directly responsible for the following: (a) pre-approves all audit and permitted non-audit related services provided by our independent auditors (which can be found on the Company’s website at www.texasroadhouse.com), (b) the appointment, compensation, retention, and oversight of the Company’s independent auditors, and (c) periodically reviews the Company’s independent auditors. In connection with the audit committee’s appointment of the Company’s independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation.

The audit committee reviews all of the Company’s earning press releases, Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC, and such other applicable financial disclosure documents (as and if applicable). The audit committee is also responsible for producing an annual report on its activities for inclusion in this proxy statement. All of the members of the audit committee are “independent,” as that term is defined in the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC. The audit committee is currently comprised of Mss. Epps and Widmer and Messrs. Crawford, Moore, Warfield, and Zarley. Ms. Epps currently serves as the chairperson of the audit committee but Mr. Moore served as the chairperson of the audit committee during the 2022 fiscal year. The Board evaluated the credentials of and designated Ms. Epps and Messrs. Moore and Warfield as audit committee financial experts. The audit committee met 14 times during fiscal year 2022, which were comprised of six regular meetings of the audit committee and two meetings per quarter relating to the audit committee’s review of the Company’s quarterly earnings release and filings with the SEC.

Compensation Committee.  As described in its charter, the compensation committee:

(i) assists the Board in fulfilling its responsibilities relating to the design, administration and oversight of employee compensation programs and benefit plans of the Company’s executive officers;

(ii) discharges the Board’s duties relating to the compensation of the Company’s executive officers and non-employee directors; and

(iii) reviews the performance of the Company’s executive officers.

The compensation committee is also responsible for reviewing and discussing with management the “Compensation Discussion and Analysis” in this proxy statement and recommending its inclusion in this proxy statement to the Board, as well as performing the other duties and responsibilities described in its charter. All of the members of the compensation committee are “independent” under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The current members of the compensation committee are Mss. Epps and Widmer and Messrs. Crawford, Moore, Warfield, and Zarley. Mr. Zarley currently serves as the chairperson of the compensation committee. The compensation committee met four times during fiscal year 2022.

Nominating and Corporate Governance Committee.  As described in its charter, the nominating and corporate governance committee assists the Board in:

(i) identifying potential candidates for consideration in the event of vacancy on the Board and/or the Board determines that a new director is necessary and screen individuals qualified to become members of the Board consistent with the nominating and corporate governance committee’s screening guidelines and criteria;

(ii) if a vacancy on the Board occurs, making recommendations to the Board regarding the selection and approval of the candidate to fill such vacancy either by election by the Company’s shareholders or appointment by the Board;

(iii)reviewing the qualifications and independence of, approving the nominations of, and recommending to the Board those persons to be nominated for membership on the Board and presented for shareholder approval at the annual meeting;

(iv)developing and recommending to the Board a set of corporate governance principles; and

(v)periodically reporting to the Board the status of succession planning for senior management, including guidance regarding succession in the event of an emergency or the retirement of the executive officers and the identification and evaluation of potential successors to the executive officers and other members of senior management.

Additionally, the nominating and corporate governance committee annually conducts on the Board’s behalf a confidential self-assessment. As a part of the annual self-assessment, each director provides, without limitation, an assessment on the effectiveness and functionality of the Board and the committees in which such directors serve. Each director completes an assessment form and sends it to the chairperson of the nominating and corporate governance committee, who compiles the results and presents them to the Board.

The nominating and corporate governance committee routinely evaluates the size and composition of the Board and the variety of professional expertise represented by the Board members in relation to the Company’s business. To assist in this process, the nominating and corporate governance committee has identified certain interpersonal skills and professional skills desirable for some and/or all of the directors on the Board. The interpersonal skills are personal attributes that each director should possess and include ethics and integrity, leadership skills, negotiation skills, and crisis management skills.  The professional skills are an assessment of governance and industry based skill areas which should be held collectively by the Board but not necessarily by each director and contain skills relating to (i) financial, risk, and compliance skills, (ii) governance and management skills, and (iii) sector and industry specific skills.  As a part of its review of those persons to be nominated for membership on the Board at the Annual Meeting, the nominating and corporate governance committee takes a holistic view of the Board to strive to have a diverse Board in terms of core skills, industry experience, tenure and other diversity characteristics.

All of the members of the nominating and corporate governance committee are “independent” under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The current members of the nominating and corporate governance committee are Mss. Epps and Widmer and Messrs. Crawford, Moore, Warfield, and Zarley. Mr. Warfield currently serves as the chairperson of the nominating and corporate governance committee. The nominating and corporate governance committee met four times during fiscal year 2022.

Policy Regarding Consideration of Candidates for Director

Shareholder recommendations for Board membership should include, at a minimum, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five years’ employment and business experience, a description of current or previous service as director of any corporation or organization, other relevant biographical information, and the nominee’s consent to service on the Board. A shareholder nominee will be requested to complete a detailed questionnaire in the form that current non-employee directors and executive officers of the Company complete.

The nominating and corporate governance committee may consider such other factors as it may deem are in the best interest of the Company and its shareholders. The Board has adopted corporate governance guidelines which provide that, if and when the Board determines that it is necessary or desirable to add or replace a director, the nominating and corporate governance committee will seek diverse candidates, taking into account diversity in all respects (including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company’s business), when evaluating potential nominees. The manner in which the nominating and corporate governance committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a shareholder of the Company.

The Company currently retains a corporate recruiter to assist in identifying candidates for open positions at the Company. Upon request, this recruiter also assists in identifying and evaluating candidates for director, but the Company does not routinely pay an additional fee for this service.

As discussed above, the Board seeks diverse candidates, taking into account diversity in all respects (including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company’s business), when evaluating potential nominees. The chart below illustrates the composition of our Board nominees by gender, racial diversity, tenure, and core skills:

BOARD DIVERSITY MATRIX AS OF MARCH 1, 2023
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose
Part 1: Gender Identity
Directors	2	5	--	--
Part 2: Demographic Background
African American or Black	--	1	--	--
Alaskan Native or Native American	--	--	--	--
Asian	--	--	--	--
Hispanic or Latinx	--	--	--	--
Native Hawaiian or Pacific Islander	--	--	--	--
White	2	4	--	--
Two or More Races or Ethnicities	--	--	--	--
LGBTQ+	--
Did Not Disclose Demographics	--

		1 – 5 Years	6 – 10 Years	>10 Years
Part 3: Tenure
Directors		4	1	2
	Restaurant	Hospitality / Retail	Finance / Risk	Technology
Part 4: Core Skills
Directors	2	4	3	2

Compensation of Directors

As further discussed in the “Compensation Discussion and Analysis,” the compensation committee engaged Willis Towers Watson as an independent compensation consultant in 2017 to advise the compensation committee on the compensation for our executive officers and non-employee directors. In order to supplement this analysis from our compensation consultant, the compensation committee has subsequently used Equilar (the Company’s external executive and director compensation database aggregator) to establish the compensation for our non-employee directors, most recently in establishing the fixed dollar amount on service based restricted stock units granted to our non-employee directors more particularly described below. Similar to our compensation philosophy for our executive officers, we believe that issuing service based restricted stock units to our non-employee directors aligns their interests with those of our shareholders. Specifically, since the bulk of each non-employee director’s compensation lies in the value of the service based restricted stock units granted, the non-employee directors are motivated to continually improve the Company’s performance in the hope that the performance will be reflected by the stock price on the vesting date of their service based restricted stock units. Moreover, we believe that the service based restricted stock unit awards drive director alignment with maximizing shareholder value because the value of the service based restricted stock units varies in response to investor sentiment regarding overall Company performance at the time of vesting.

As described more fully below, the following table summarizes the total compensation earned for fiscal year 2022 for each of the non-employee directors.

2022 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Grant Date Fair Value of Stock Awards ($)(1)	Total ($)
Michael A. Crawford	59,000	198,484	257,484
Donna E. Epps	59,000	198,484	257,484
Gregory N. Moore	134,000(2)	288,704	422,704
Curtis A. Warfield	69,000(3)	198,484	267,484
Kathleen M. Widmer	59,000	198,484	257,484
James R. Zarley	69,000(4)	198,484	267,484

(1)	On November 11, 2021, the compensation committee agreed that with respect to (i) the Chairman of the Board’s 2022 fiscal year service, he received an annual grant of service based restricted stock units equal to $290,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares; and (ii) for each remaining non-employee director’s 2022 fiscal year service, each received an annual grant of service based restricted stock units equal to $200,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares.

For the service based restricted stock units described in footnote (1), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $90.22 for the grants to the non-employee directors on January 8, 2022. Using the formula described in the immediately foregoing paragraph of footnote (1), Mr. Moore, as Chairman of the Board, was granted 3,200 service based restricted stock units for his 2022 fiscal year service, and each remaining non-employee director was granted 2,200 service based restricted stock units for their respective 2022 fiscal year service. The amounts listed above represent the grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under ASC 718 is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2022. No other equity awards were granted to the non-employee directors during the period of time covered by this table. The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the non-employee directors will actually realize from the awards. Whether, and to what extent, a non-employee director realizes value will depend on fluctuation in the Company’s stock price and the non-employee director’s continued service on the Board.

Additionally, the total compensation for any non-employee director may not exceed $500,000, which amount shall be calculated by adding (i) the total cash compensation to be paid for services rendered by a non-employee director in any given fiscal year to (ii) the grant date value of any equity granted to such non-employee director in that fiscal year.  This cap on Board total compensation is included in the Company’s 2021 Long-Term Incentive Plan.

(2)	This amount includes the $50,000 annual fee for serving as the Chairman of the Board and the $25,000 annual fee for serving as the chairperson of the audit committee.

(3)	This amount includes the $10,000 annual fee for serving as the chairperson of the nominating and corporate governance committee.

(4)	This amount includes the $10,000 annual fee for serving as the chairperson of the compensation committee.

On November 11, 2021, the compensation committee established that all non-employee directors would receive the following cash compensation relating to their 2022 fiscal year service:

(i)	each non-employee director received a base fee of $35,000;

(ii)	the Chairman of the Board received a fee of $50,000;

(iii)	the chairperson of the audit committee received a fee of $25,000;

(iv)	the chairperson of the compensation committee received a fee of $10,000;

(v)	the chairperson of nominating and corporate governance committee received a fee of $10,000;

(vi)	each member of the audit committee received a fee of $10,000;

(vii)	each member of the compensation committee received a fee of $7,000;

(viii)	each member of the nominating and corporate governance committee received a fee of $7,000; and

(ix)	the non-employee directors no longer received a fee for meeting attendance.

Additionally, on January 6, 2023, the compensation committee established that all non-employee directors will receive the following cash and stock compensation relating to their 2023 fiscal year service:

(i)	each non-employee director will receive a base fee of $35,000;

(ii)	the Chairman of the Board will receive a fee of $75,000;

(iii)	the chairperson of the audit committee will receive a fee of $25,000;

(iv)	the chairperson of the compensation committee will receive a fee of $10,000;

(v)	the chairperson of nominating and corporate governance committee will receive a fee of $10,000;

(vi)	each member of the audit committee will receive a fee of $10,000;

(vii)	each member of the compensation committee will receive a fee of $7,000;

(viii)	each member of the nominating and corporate governance committee will receive a fee of $7,000;

(ix)	the non-employee directors will not receive a fee for meeting attendance;

(x)	the Chairman of the Board will receive an annual grant of restricted stock units equal to $313,000 divided by the closing sales price on January 6, 2023 on the Nasdaq Global Select Market, with such quotient being rounded up or down to the nearest 100 shares. These restricted stock units were granted on January 8, 2023 and will vest on January 8, 2024. Based on the foregoing, the Chairman of the Board received 3,300 service based restricted stock units for his 2023 fiscal year service; and

(xi)	each remaining non-employee director will receive an annual grant of restricted stock units equal to $223,000 divided by the closing sales price on January 6, 2023 on the Nasdaq Global Select Market, with such quotient being rounded up or down to the nearest 100 shares. These restricted stock units were granted on January 8, 2023 and will vest on January 8, 2024. Based on the foregoing, each remaining non-employee director received 2,400 service based restricted stock units for their respective 2023 fiscal year service.

Code of Conduct

Company Code of Conduct.  The Board has approved and adopted a Code of Conduct that applies to all directors, officers and employees, including the Company’s principal executive officer and the principal financial officer. We are committed to Passion, Partnership, Integrity and Fun… All with Purpose! The Code of Conduct is our guide as we apply these core values in our treatment of our fellow employees and how we run our business.  Our Code of Conduct also encompasses our principles and practices relating to the ethical conduct of the Company’s business and commitment to complying with all laws affecting the Company’s business.

We take all reported concerns or possible violations of our Code of Conduct seriously and will promptly and thoroughly investigate each reported concern as confidentially as possible. The Code of Conduct establishes three separate ways in which any person may submit confidential and anonymous reports of suspected or actual violations of the Code of Conduct.  If an individual files a report, then the concerns will be directed to the appropriate personnel for investigation. We do not retaliate against any person who raises questions, reports concerns, or who participates in an investigation related to the Code of Conduct.

The Code of Conduct is available in its entirety on the Company’s website at www.texasroadhouse.com. The Company will post on its website any amendments to, or waivers from, its Code of Conduct, if any, that apply to the principal executive officer, the principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Vendor Expectations. In addition to the Company’s Code of Conduct, the Company has established vendor expectations setting forth our expectations regarding our relationship with our vendors, including the manner in which our vendors conduct their business, the manner in which they treat their employees, and our expectation that our vendors will comply with all applicable laws and regulations relating to their business operations including those laws prohibiting the use of forced labor or the facilitation of slavery and human trafficking. Our vendor expectations are available in their entirety on the Company’s website at www.texasroadhouse.com.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the financial interests of the Company’s executive officers and non-employee directors with the interests of our shareholders. The guidelines provide that our Chief Executive Officer should own, at a minimum, the lesser of 100,000 shares or $2,500,000 in then-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other executive officers and non-employee directors should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value. The executive officers and non-employee directors are expected to achieve the stock ownership levels under these guidelines within five years of assuming their respective positions and the Company evaluates the compliance with these stock ownership guidelines at the end of each fiscal year.

All executive officers and non-employee directors who have been in their role for five years are in compliance with these stock ownership guidelines. We anticipate that any people who are new to their roles within the last five years will, to the extent they are not currently in compliance, be in compliance with the guidelines within the established time frame.

Succession Planning

The Board and the Company recognize the importance of continuity of leadership to ensure a smooth transition for its employees, guests, and shareholders. In furtherance of the foregoing and as described in its charter, the nominating and corporate governance committee is responsible for periodically reporting to the Board the status of succession planning for senior management, including guidance regarding succession in the event of an emergency or retirement and the evaluation of potential successors to the executive officers and other key members of senior management. As a part of this process, both the Board and the nominating and corporate governance committee meet with certain members of management to review the top and emerging talent internally, their level of readiness, and development needs.

Mandatory Retirement Age for Board Service

In November 2019, the Board and the nominating and corporate governance committee determined that it is advisable and in the best interest of the Company to establish a mandatory retirement age for the non-employee directors on the Board. In furtherance of the foregoing, in no event shall any non-employee be elected, re-elected, and/or appointed to the Board if such non-employee is 75 years or older at the time of such election, re-election, and/or appointment; provided, however, any director who began serving on the Board prior to 2006 shall be permitted to be re-elected to the Board so long as they are not 80 years or older at the time of such re-election.

Shareholder Engagement

Shareholder engagement is an important component of our overall approach to corporate governance. It provides us the opportunity to update investors on our business as well as to receive feedback from them. Our Investor Relations team serves as our primary point of contact with investors, potential investors, and investment analysts. Additionally, throughout the year, members of our Executive team, Board, and restaurant-level operators may participate in the investor dialogue.

Our interaction with the investment community occurs in a number of ways, including one-on-one and group phone calls, analyst-sponsored conferences, our Annual Meeting, and our quarterly earnings calls. Topics discussed vary but typically include corporate strategy, financial results and outlook, new restaurant development, commodity and wage inflation, capital allocation, and various governance and corporate sustainability matters. Investor feedback and sentiment is shared with senior management and the Board on a regular basis.

Board Orientation and Continuing Education

The Board believes that a thorough understanding of the Company’s business is required to enable a director to make a substantial contribution to the Board.  As such, all new directors will participate in an orientation program within a reasonable period of time following such director’s initial appointment or election to the Board. The orientation program may consist of meetings with senior management of the Company designed to familiarize each new director with the Company’s strategic plans, financial planning and key policies and procedures as well as training within the Company’s restaurant facilities.  Additionally, the Company, from time to time, may provide the Board with internal training programs or presentations from internal or outside third party experts on topics that will assist the directors in carrying out their Board responsibilities. Finally, the directors are encouraged to participate in continuing education and other programs provided by outside sources and to share any applicable learnings from such programs with the other directors on the Board.  As a part of the Board’s continued education, the directors on the Board annually complete the compliance trainings that are similar to those provided to certain employees. Further, the Company annually budgets a certain amount of funding to reimburse directors for related costs to attend such programs.

STOCK OWNERSHIP INFORMATION

The following table sets forth as of March 6, 2023 certain information with respect to the beneficial ownership of the Company’s common stock of (i) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), (ii) each non-employee director or nominee for director of the Company, (iii) all directors and current executive officers as a group, and (iv) each shareholder known by the Company to be the owner of 5% or more of the Company’s common stock.

	Common Stock(1)
Name	Common Stock Ownership	Percent
Directors, Nominees and Named Executive Officers:
Michael A. Crawford	6,400	*
Christopher C. Colson	5,000	*
Donna E. Epps	2,412	*
Keith V. Humpich(2)	15,323	*
S. Chris Jacobsen	27,366	*
Gregory N. Moore	61,258	*
Gerald L. Morgan	97,324	*
Hernan E. Mujica	17,323	*
Tonya R. Robinson(3)	2,020	*
Regina A. Tobin	13,248	*
Curtis A. Warfield	13,362	*
Kathleen M. Widmer	16,700	*
James R. Zarley	65,012	*
Directors and All Executive Officers as a Group (13 Persons)	342,748	0.5%
Other 5% Beneficial Owners**
Blackrock, Inc.(4)		12.5%
55 East 52nd Street
New York, New York 10022
The Vanguard Group(5)		10.28%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of class.

**	This information is based on stock ownership reports on Schedule 13G filed by each of these shareholders with the SEC as of March 1, 2023.

(1)

Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person. As of March 1, 2023, no director or executive officer has the right to acquire any beneficial ownership within 60 days. “Common Stock Ownership” includes (a) stock held in joint tenancy, (b) stock owned as tenants in common, (c) stock owned or held by spouse or other members of the reporting person’s household, and (d) stock in which the reporting person either has or shares voting and/or investment power, even though the reporting person disclaims any beneficial interest in such stock.

(2)	Mr. Humpich was appointed interim Chief Financial Officer on January 4, 2023 following Tonya R. Robinson’s retirement from the Company as Chief Financial Officer on January 4, 2023.

(3)	Ms. Robinson retired as Chief Financial Officer of the Company effective as of January 4, 2023. The stock ownership information listed above was provided to the Company by Ms. Robinson.

(4)

As reported on the Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 23, 2023, it has sole voting power with respect to 8,184,375 shares and sole dispositive power with respect to 8,383,788 shares.

(5)

As reported on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023, it has shared voting power with respect to 113,234 shares, sole dispositive power with respect to 6,710,132 shares, and shared dispositive power with respect to 170,826 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during the fiscal year ended December 27, 2022.

EXECUTIVE COMPENSATION

2022 EXECUTIVE SUMMARY

The following is an executive summary of our compensation program for our 2022 fiscal year:

Compensation Philosophy

We believe that our approach to the compensation program for our Named Executive Officers provides our Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

Pay Objectives

Our primary objective in setting and evaluating the compensation for our Named Executive Officers is to promote the sustained profitability of the Company. Our compensation program is designed to achieve this objective in the following manner:

o
The creation of a more direct relationship between the compensation for our Named Executive Officers and shareholder value since a significant portion of our Named Executive Officer’s performance based restricted stock units and cash bonuses are based upon the achievement of defined performance goals to be established by the compensation committee.

o
The attraction and retention of top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth.

o
The featuring of service based restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock.

o
The opportunity by the compensation committee to adjust a significant portion of the compensation for the Named Executive Officers through the annual grant of service based restricted stock units and/or performance based restricted stock units to more accurately reflect the overall performance of the Company.

Key Pay Components

The compensation packages for our Named Executive Officers are divided into the following three key components:

o
Base Salary: Designed to provide a secure base of compensation and serve to motivate and retain our Named Executive Officers.

o
Cash Bonus: Designed to reward our Named Executive Officers for the success of the Company as measured by growth in the Company’s earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success.

o
Restricted Stock Unit Grants: Designed to offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders.

o

o

o

-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other executive officers should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value. The executive officers are expected to achieve these levels within five years of assuming their respective positions. All executive officers who have been in their role for five years are in compliance with these stock ownership guidelines. We anticipate that any people who are new to their roles within the last five years will, to the extent they are not currently in compliance, be in compliance with the guidelines within the established time frame.

o
: Each 2021 Employment Agreement establishes an annual base salary for the term of the respective 2021 Employment Agreements, with base salary increases being left to the discretion of the compensation committee.

o
: Each 2021 Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the 2021 Employment Agreement.

o
: Each 2021 Employment Agreement provides that the compensation committee may grant stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers.  While the Company previously granted retention grants for our Named Executive Officers under the 2018 Employment Agreements, the compensation committee did not make any similar retention grants for the Named Executive Officers under the 2021 Employment Agreements. The compensation committee will evaluate whether or not to award retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

The compensation packages for our Named Executive Officers may include the following types of restricted stock units:

o
Service Based Restricted Stock Units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service;

o
“Retention” Restricted Stock Units, which vest upon the completion of the term of an individual Named Executive Officer’s agreement or such longer date as determined by the compensation committee; and

o
Performance Based Restricted Stock Units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service.

Our Board has adopted stock ownership guidelines to further align the financial interests of the Company’s executive officers with the interests of our shareholders. The guidelines provide that our Chief Executive Officer should own, at a minimum, the lesser of 100,000 shares or $2,500,000 in then-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other executive officers should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value. The executive officers are expected to achieve these levels within five years of assuming their respective positions. All executive officers who have been in their role for five years are in compliance with these stock ownership guidelines. We anticipate that any people who are new to their roles within the last five years will, to the extent they are not currently in compliance, be in compliance with the guidelines within the established time frame.

Setting Compensation

The compensation program for our Named Executive Officers is determined by the compensation committee. The compensation committee evaluates the stock compensation for each Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Pursuant to its charter, the compensation committee may, in its sole discretion, retain or obtain advice from a compensation consultant to assist in the establishment of executive compensation for each Named Executive Officer.

2021 Employment Agreements

As more particularly described below, the Company and the Named Executive Officers entered into new 2021 Employment Agreements at the beginning of fiscal year 2021.  Under the 2021 Employment Agreements, the compensation committee has established the following compensation for our Named Executive Officers:

o
Base Salary: Each 2021 Employment Agreement establishes an annual base salary for the term of the respective 2021 Employment Agreements, with base salary increases being left to the discretion of the compensation committee.

o
Cash Bonus: Each 2021 Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the 2021 Employment Agreement.

o
Restricted Stock Units: Each 2021 Employment Agreement provides that the compensation committee may grant stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers.  While the Company previously granted retention grants for our Named Executive Officers under the 2018 Employment Agreements, the compensation committee did not make any similar retention grants for the Named Executive Officers under the 2021 Employment Agreements. The compensation committee will evaluate whether or not to award retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

2022 Executive Compensation

During 2021 and pursuant to the authority granted under its charter, the compensation committee engaged FW Cook as an independent compensation consultant to advise the compensation committee on compensation for the executive officers beginning with the 2022 fiscal year, together with analysis and services related to such executive compensation.  Specifically, the compensation committee asked the consultant to provide market data, review the design of the executive compensation packages, and provide guidance on cash and equity compensation for the Company’s executive officers. Based in part on the recommendation of our third party compensation consultant and the review of the market data provided to the compensation committee, the total compensation package established for each Named Executive Officer for their respective 2022 fiscal year service reflected a shift in the compensation breakdown among the base salary, bonus and equity components to a more weighted emphasis on non-equity compensation as well as a shift from a fixed number of service based restricted stock units and/or performance based restricted stock units to a fixed dollar amount with respect to such service based restricted stock units. FW Cook does not currently provide any other services to the Company, and the compensation committee has determined that FW Cook has sufficient independence from us and our executive officers to allow FW Cook to offer objective information and/or advice.

Clawback Policy

The Company has established a clawback policy whereby the Company may recover excess Incentive Compensation (as hereinafter defined) following any of the following:  (i) a restatement of the Company’s financial statements for the fiscal year in which the Incentive Compensation is paid due to material noncompliance with any financial reporting requirement under applicable securities laws; (ii) in the absence of a restatement of the Company’s financial statements described in clause (i) above, the prior financial results which formed the basis for the calculation of such Incentive Compensation are corrected or adjusted for the relevant fiscal year; or (iii) the compensation committee determines that an executive officer inadvertently received an excess amount of Incentive Compensation for the relevant fiscal year.  In such an event, the compensation committee may seek recovery of such excess Incentive Compensation from the applicable executive officer through a credit against prior Incentive Compensation payments, a credit from future payments of Incentive Compensation, cancellation of outstanding equity awards, withholding from future equity awards, and/or direct repayment by the applicable executive officer.  If requested by the compensation committee, the applicable executive officer shall be required to reimburse the Company for such excess Incentive Compensation within sixty (60) days following written demand from the compensation committee.

2022 Financial Highlights

The following is an executive summary of our financial highlights from the 2022 fiscal year:

Historic Topline Revenue

●
Exceeded $4 billion in total revenue for the first time in the Company’s history.

●
Average weekly sales growth at company restaurants of 9.7% with average weekly sales at $131,802 of which 13.3% were from to-go sales.

Key Growth in Other Financial Metrics

●
Diluted Earnings Per Share growth of 13.5%.

●
Net income growth of 10.0%.

●
Income before taxes less net income attributable to non-controlling interests growth of 10.1%.

●
Restaurant margin dollars growth of 7.9%.

●
Store week growth of 6.1%.

Store Unit Growth

●
Opened 23 company restaurants across all concepts.

●
Acquired 8 domestic franchise restaurants.

●
Franchisees opened 7 international restaurants.

Return to Shareholders

●
Increased our quarterly cash dividend by 15% to $0.46 per share.

●
Repurchased 2,734,005 outstanding shares of our common stock for $212.9 million.

Compensation Discussion and Analysis

Bubba Who: Our Executive Officers

Gerald L. Morgan	Chief Executive Officer
Years with Roadhouse: 26 Age: 62 Restaurant Industry Experience: 37

Mr. Morgan is Chief Executive Officer of the Company, having been appointed to this position in March 2021. Mr. Morgan joined the Company in 1997, during which time he has held the positions of Managing Partner, Market Partner and Regional Market Partner.  Mr. Morgan also previously served as President from December 2020 until Ms. Tobin’s appointment to President in January 2023.  Mr. Morgan has more than 35 years of restaurant management experience with Texas Roadhouse, Bennigan’s Restaurants, and Burger King.

REgina A. Tobin	President
Years with Roadhouse: 27 Age: 59 Restaurant Industry Experience: 37

Ms. Tobin is President of the Company, having been appointed to this position in January 2023. Ms. Tobin previously served as the Company’s Chief Learning and Culture Officer, a position she held from June 2021 through her appointment to President. Ms. Tobin joined the Company in 1996, during which time she has held the positions of Managing Partner, Market Partner, and Vice President of Training. Ms. Tobin has over 35 years of restaurant industry experience.

KEITH V. HUMPICH	INTERIM CHIEF FINANCIAL OFFICER
Years with Roadhouse: 18 Age: 53 Restaurant Industry Experience: 18

Mr. Humpich is interim Chief Financial Officer of the Company, having been appointed to this position in January 2023.  Mr. Humpich joined the Company in February 2005, as the Director, then Senior Director, of Internal Audit, where he served until his promotion to Vice President of Finance in 2021, where he oversaw the Company’s Financial Reporting, Tax, Treasury, Internal Audit, and Financial Analysis functions.  In his role as interim Chief Financial Officer, Mr. Humpich will continue to oversee the same functions as he was overseeing as Vice President of Finance as well as overseeing the Company’s Accounting function. Prior to joining the Company, he held several different finance and/or audit positions at Lexmark International and Ernst & Young LLP.  Mr. Humpich has 18 years of restaurant industry experience in addition to over 30 years of accounting, audit, and finance experience.

S. CHRIS JACOBSEN	CHIEF MArketing OFFICER
Years with Roadhouse: 20 Age: 58

Mr. Jacobsen is Chief Marketing Officer of the Company, having been appointed to this position in February 2016. Mr. Jacobsen joined the Company in January 2003 where he served as Vice President of Marketing until his appointment to Chief Marketing Officer. Mr. Jacobsen has more than 30 years of restaurant marketing experience with Texas Roadhouse, Papa John’s International, and Waffle House, Inc.

Restaurant Industry Experience: 33

Christopher c. colson	Chief legal and administrative officer; corporate secretary
Years with Roadhouse: 17 Age: 46 Restaurant Industry Experience: 21

Mr. Colson is Chief Legal and Administrative Officer and Corporate Secretary of the Company, having been appointed to Chief Legal and Administrative Officer in January 2023 and Corporate Secretary in August 2019. Mr. Colson previously served as the Company’s General Counsel, a position he held from March 2021 through his appointment to Chief Legal and Administrative Officer. Mr. Colson joined the Company in 2005, during which time he has held the positions of Senior Counsel, Associate General Counsel and Executive Director of the Global Development Group. Mr. Colson has over 20 years of restaurant industry experience with Texas Roadhouse, Frost Brown Todd LLC (serving as outside counsel to the Company), YUM! Brands, Inc. and as assurance staff at KPMG LLP.

HERNAN E. MUJICA	CHIEF TECHNOLOGY OFFICER
Years with Roadhouse: 11 Age: 61 Restaurant Industry Experience: 11

Mr. Mujica is Chief Technology Officer of the Company, having been appointed to this position in January 2023. Mr. Mujica had been previously designated Chief Information Officer, an executive officer position that he held from June 2021 through his appointment to Chief Technology Officer. Mr. Mujica joined the Company in January 2012 as Vice President of Information Technology and was subsequently promoted to Chief Information Officer. Prior to joining the Company, Mr. Mujica held senior management positions at The Home Depot and Arthur Andersen. Mr. Mujica has over 30 years of experience in both industry and consulting roles.

Bubba What: What We Do and What We Don’t Do

WHAT WE DO	WHAT WE DON’T DO

✓
Set and evaluate executive compensation to promote the sustained profitability of the Company

✓
Conduct an Annual “Say on Pay” Vote

✓
Maintain stock ownership guidelines for our executives and directors and ensure annual compliance

✓
When appropriate, engage an independent compensation consultant to assist with executive compensation

✓
Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control

✓
Employ a Clawback Policy to recover performance based compensation in certain circumstances

✓
Determine executive compensation through a fully independent compensation committee

✓
Allow for an annual adjustment of the bonus and equity portions of executive compensation by the compensation committee to more accurately reflect the overall performance of the Company and the individual executive

✘
No automatic increases on executive compensation

✘
No excessive perquisites

✘
No multi-year guarantees for salary increases, bonus or equity compensation

✘
No short-selling, trading in derivatives or engaging in hedging transactions by executive or directors

✘
No compensation or incentives that encourage unnecessary or excessive risk taking

✘
No payment of dividends on equity awards that are not fully earned or vested

✘
No grant of equity awards at less than fair market value

✘
No automatic acceleration of equity awards upon retirement

Bubba How: How We Pay

The Company’s compensation committee reviews and establishes executive compensation in connection with each executive officer’s employment agreement. As one purpose of this discussion is to present the compensation committee’s overall program and philosophy for executive compensation, we have generally presented the discussion as of the end of the prior fiscal year and as of the beginning of the current fiscal year.

Initial Executive Compensation Under 2021 Employment Agreements.

We entered into new employment agreements with Tonya R. Robinson and S. Chris Jacobsen, each a Named Executive Officer, on December 30, 2020, each of which has an effective date of January 8, 2021. As a part of Gerald L. Morgan’s appointment to President, we entered into a new employment agreement with Mr. Morgan, a Named Executive Officer, on December 17, 2020, which has an effective date of January 8, 2021. Additionally, on March 18, 2021 and consistent with the Board’s succession planning, Mr. Morgan was named Chief Executive Officer of the Company following Kent Taylor’s passing. Mr. Morgan remained the President of the Company following his appointment to Chief Executive Officer. In order to memorialize Mr. Morgan’s appointment to Chief Executive Officer, the Company entered into an amendment to Mr. Morgan’s 2021 employment agreement on March 31, 2021 and having a retroactive effective date of March 18, 2021. We also entered into an employment agreement with Christopher C. Colson, a Named Executive Officer, on March 31,

2021 in connection with his appointment to General Counsel. Additionally, on June 15, 2021, we entered into employment agreements with Regina A. Tobin and Hernan E. Mujica, each a Named Executive Officer, upon Ms. Tobin’s appointment to Chief Learning and Culture Officer and Mr. Mujica’s designation as an executive officer, respectively. As a part of Ms. Tobin’s appointment to President, the Company entered into an amendment to Ms. Tobin’s employment agreement on January 9, 2023, as well as entered into a second amendment to Mr. Morgan’s employment agreement to reflect his resignation as President of the Company while remaining as Chief Executive Officer. As a part of Mr. Colson’s change in title from General Counsel to Chief Legal and Administrative Officer, the Company entered into an amendment to Mr. Colson’s employment agreement on January 9, 2023.  Finally, with respect to Mr. Mujica’s change in title from Chief Information Officer to Chief Technology Officer, we entered into an amendment to Mr. Mujica’s employment agreement on January 9, 2023.  As used herein, the employment agreements, as amended (as and if applicable), with Messrs. Morgan, Jacobsen, Colson, and Mujica and Mss. Robinson and Tobin shall be referred to collectively as the “2021 Employment Agreements” and with respect to any Named Executive Officer, as a “2021 Employment Agreement”. Each 2021 Employment Agreement has an initial term expiring on January 7, 2024 which automatically renews for successive one-year terms thereafter unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration.  As more particularly described below, on January 5, 2023, the Company entered into a Separation Agreement and Release of Claims (the “Robinson Separation Agreement”) with Ms. Robinson relating to Ms. Robinson’s retirement as Chief Financial Officer of the Company effective as of January 4, 2023.

To assist in setting compensation under the prior employment agreements for the applicable Named Executive Officers and pursuant to the authority granted under its charter, the compensation committee engaged Willis Towers Watson as an independent compensation consultant in 2017 to advise the compensation committee on compensation for the executive officers and the non-employee directors, together with analysis and services related to such executive and director compensation. Specifically, the compensation committee asked the consultant to provide market data, review the design of the executive and director compensation packages, and provide guidance on cash and equity compensation for the Company’s executive officers and the non-employee directors. In order to supplement this analysis from our compensation consultant, the compensation committee has subsequently used Equilar (the Company’s external executive and director compensation database aggregator) to establish the compensation for our Named Executive Officers under their respective 2021 Employment Agreements. In connection with this process, the chairperson of the compensation committee and management of the Company agreed on a list of the following 12 peer companies to evaluate their executive compensation:

PEER COMPANIES
BJ’s Restaurants, Inc.	Bloomin Brands, Inc.	Brinker International, Inc.
Churchill Downs Incorporated	Cracker Barrel Old Country Store, Inc.	Dave & Buster’s Entertainment, Inc.
Dine Brands Global, Inc.	Dunkin’ Brands Group, Inc.	Papa John’s International, Inc.
Red Robin Gourmet Burgers, Inc.	The Cheesecake Factory Incorporated	The Wendy’s Company

While the compensation committee and management of the Company did not utilize specific market targets when establishing compensation for the Company’s executive officers for their respective 2021 fiscal year service, the chairperson of the compensation committee and management of the Company used the executive compensation from such peer companies as a part of the overall discussion when establishing the initial executive compensation for the Company’s executive officers.  Both Willis Towers Watson and Equilar do not currently provide any other services to the Company, and the compensation committee has determined that both Willis Towers Watson and Equilar have sufficient independence from us and our executive officers to allow them to offer objective information and/or advice.

Each 2021 Employment Agreement establishes an annual base salary for the term of the respective 2021 Employment Agreement. During the term of the 2021 Employment Agreement, base salary increases are at the discretion of the compensation committee; provided, however, none of the Named Executive Officer’s base salary may be decreased during the term of the 2021 Employment Agreement except for decreases that are applied generally to the other Named Executive Officers in an amount no greater than 10% over the prior year. Each 2021 Employment Agreement also provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the 2021 Employment Agreement. In addition to cash compensation, each 2021 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers. As of the date of this proxy statement and as more particularly described below, each Named Executive Officer has received an annual grant of service based restricted stock units relating to their 2021 year service, 2022 year service, and 2023 year service, respectively. Additionally, certain Named Executive Officers had received grants of performance based restricted stock units relating to their 2021 year service and 2022 year service, respectively, but all Named Executive Officer received grants of performance based restricted stock units relating to their 2023 year service. Finally, while the Company previously granted retention grants for our Named Executive Officers under their prior employment agreements, the compensation committee has not made any similar retention grants for the Named Executive Officers under the 2021 Employment Agreements. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

Under the 2021 Employment Agreements, each Named Executive Officer has agreed not to compete with us during the term of his or her employment and for a period of two years following his or her termination of employment.  Additionally, the 2021 Employment Agreements include certain confidentiality, non-solicitation, and non-disparagement provisions. Finally, the 2021 Employment Agreement contains a similar “clawback” provision setting forth that any compensation paid or payable to the 2021 Employment Agreement or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time, whether adopted before or after the date of the 2021 Employment Agreement.

The Company has established a clawback policy whereby the Company may recover excess Incentive Compensation following any of the following: (i) a restatement of the Company’s financial statements for the fiscal year in which the Incentive Compensation is paid due to material noncompliance with any financial reporting requirement under applicable securities laws; (ii) in the absence of a restatement of the Company’s financial statements described in clause (i) above, the prior financial results which formed the basis for the calculation of such Incentive Compensation are corrected or adjusted for the relevant fiscal year; or (iii) the compensation committee determines that an executive officer inadvertently received an excess amount of Incentive Compensation for the relevant fiscal year.  In such an event, the compensation committee may seek recovery of such excess Incentive Compensation from the applicable executive officer through a credit against prior Incentive Compensation payments, a credit from future payments of Incentive Compensation, cancellation of outstanding equity awards, withholding from future equity awards, and/or direct repayment by the applicable executive officer.  If requested by the compensation committee, the applicable executive officer shall be required to reimburse the Company for such excess Incentive Compensation within sixty (60) days following written demand from the compensation committee.  For the purposes of the clawback policy, the term “Incentive Compensation” means (a) the amount of (or payment or value received with respect to) a Named Executive Officer’s annual incentive awards under the Company’s cash bonus plan (as the same may be amended); (ii) the amount of performance based restricted stock units granted (or vested) to an executive officer pursuant to the Company’s 2021 Long-Term Incentive Plan (or any successor equity plan); and (iii) any other incentive-based compensation paid or payable to an executive officer with respect to any Company plan or agreement (as and if applicable).

Executive Compensation Starting With 2022 Fiscal Year.

During 2021 and pursuant to the authority granted under its charter, the compensation committee engaged FW Cook as an independent compensation consultant to advise the compensation committee on compensation for the executive officers beginning with the 2022 fiscal year, together with analysis and services related to such executive compensation. Specifically, the compensation committee asked the consultant to provide market data, review the design of the executive compensation packages, and provide guidance on cash and equity compensation for the Company’s executive officers.  As a part of this review, the chairperson of the compensation committee, the independent compensation consultant and management of the Company agreed on a list of the following 15 peer companies to evaluate their executive compensation:

PEER COMPANIES
BJ’s Restaurants, Inc.	Bloomin Brands, Inc.	Brinker International, Inc.
Chipotle Mexican Grill, Inc.	Cracker Barrel Old Country Store, Inc.	Darden Restaurants, Inc.
Dave & Buster’s Entertainment, Inc.	Denny’s Corporation	Dine Brands Global, Inc.
Jack in the Box Inc.	Papa John’s International, Inc.	Red Robin Gourmet Burgers, Inc.
Ruth’s Hospitality Group, Inc.	The Cheesecake Factory Incorporated	The Wendy’s Company

Based in part on the recommendation of our third party compensation consultant and the review of the market data provided to the compensation committee, the total compensation package established for each Named Executive Officer for their respective 2022 fiscal year service reflected a shift in the compensation breakdown among the base salary, bonus and equity components to a more weighted emphasis on non-equity compensation as well as a shift from a fixed number of service based restricted stock units and/or performance based restricted stock units to a fixed dollar amount with respect to such service based restricted stock units. FW Cook does not currently provide any other services to the Company, and the compensation committee has determined that FW Cook has sufficient independence from us and our executive officers to allow FW Cook to offer objective information and/or advice.

As relevant, the chart below illustrates the difference in target compensation breakdown by Named Executive Officer for the 2021 fiscal year compared with the 2022 fiscal year and 2023 fiscal year, respectively:

TARGET COMPENSATION BREAKDOWN
Named Executive Officer	2021(1)	2022	2023
Gerald L. Morgan Chief Executive Officer	Base: 15%	Base: 24%	Base: 24%
	Bonus: 11%	Bonus: 24%	Bonus: 24%
	Equity: 74%	Equity: 52%	Equity: 52%
Gina A. Tobin President(2)	Base: 31%	Base: 36%	Base: 30%
	Bonus: 10%	Bonus: 28%	Bonus: 30%
	Equity: 59%	Equity: 36%	Equity: 40%
Tonya R. Robinson Former Chief Financial Officer	Base: 20%	Base: 28%	--
	Bonus: 14%	Bonus: 22%	--
	Equity: 66%	Equity: 50%	--
S. Chris Jacobsen Chief Marketing Officer	Base: 21%	Base: 29%	Base: 29%
	Bonus: 14%	Bonus: 24%	Bonus: 24%
	Equity: 65%	Equity: 47%	Equity: 47%

TARGET COMPENSATION BREAKDOWN
Named Executive Officer	2021(1)	2022	2023
Christopher C. Colson Chief Legal and Administrative Officer, Corporate Secretary(3)	Base: 26%	Base: 36%	Base: 29%
	Bonus: 15%	Bonus: 28%	Bonus: 24%
	Equity: 59%	Equity: 36%	Equity: 47%
Hernan E. Mujica Chief Technology Officer(3)	Base: 25%	Base: 36%	Base: 29%
	Bonus: 14%	Bonus: 28%	Bonus: 24%
	Equity: 61%	Equity: 36%	Equity: 47%

(1)	For the purposes of calculating the percentage compensation relating to the equity components for the 2021 fiscal year, a $90 share price was utilized for shares of service based restricted stock units and/or performance based restricted stock units granted to each Named Executive Officer for their respective 2021 fiscal year service.

(2)	Ms. Tobin’s compensation breakdown identified above for fiscal years 2021 and 2022 related to her prior service as Chief Learning and Culture Officer before being appointed to President of the Company in January 2023.

(3)	The percentage increase in the equity portion of the compensation for Mr. Colson and Mr. Mujica between the 2022 fiscal year and the 2023 fiscal year relates to the performance based restricted stock units granted to Mr. Colson and Mr. Mujica as a part of their total compensation for their respective 2023 fiscal year service.

Summary of Executive Compensation

The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock. The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units. Additionally and by conditioning a significant portion of the Named Executive Officer’s performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Moreover, by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under the 2021 Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

We believe that the overall design of the compensation packages, along with the culture and values of our Company, allows us to attract and retain top talent, while also keeping the Named Executive Officers focused on both long-term business development and short-term financial growth.

In deciding to continue and modify many of our existing executive compensation practices, our compensation committee considered that the holders of approximately 94% of the votes cast at our 2022 annual meeting on an advisory basis approved the compensation of our Named Executive Officers as disclosed in the proxy statement for the 2022 annual meeting. None of the Named Executive Officers, including Mr. Morgan, participated in the creation of their own compensation packages.

Elements of Compensation

Base Salary. Base salaries for our Named Executive Officers are designed to provide a secure base of compensation which will be effective in motivating and retaining key executives.

Each Named Executive Officer’s 2021 Employment Agreement provides that the compensation committee will establish the annual base salary for the Named Executive Officers at the commencement of the term of their respective 2021 Employment Agreement. Pursuant to each Named Executive Officer’s 2021 Employment Agreement, the compensation committee established an annual base salary for each Named Executive Officer as shown in the table below for 2021. During the term of the respective 2021 Employment Agreement, base salary increases are at the discretion of the compensation committee. In furtherance of the foregoing, the compensation committee adjusted the annual base salary for each Named Executive Officer as shown in the table below.

Named Executive Officer Base Salary Under 2021 Employment Agreement
	2021 (starting January 8, 2021)($)(1)	2022 (starting January 8, 2022)($)	2023 (starting January 8, 2023)($)
Gerald L. Morgan	350,000	1,000,000	1,200,000
Chief Executive Officer(2)
Regina A. Tobin	350,000	500,000	650,000
President(3)
Tonya R. Robinson	325,000	500,000	---
Former Chief Financial Officer(4)
S. Chris Jacobsen	325,000	500,000	500,000
Chief Marketing Officer
Christopher C. Colson	350,000	500,000	500,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	350,000	500,000	500,000
Chief Technology Officer

(1)	After evaluating the anticipated impact that the COVID-19 pandemic may have on the Company’s financial performance for the remainder of fiscal year 2021, the compensation committee elected to move forward with previously delayed increases in annual base salary for certain named executive officers in the following manner:

(i)	effective as of March 31, 2021, Ms. Robinson’s annual base salary was increased to $350,000; and

(ii)	effective as of March 31, 2021, Mr. Jacobsen’s annual base salary was increased to $350,000.

(2)

In consideration for Mr. Morgan’s increased duties and responsibilities following his appointment to Chief Executive Officer of the Company, effective as of March 31, 2021, the compensation committee increased Mr. Morgan’s base salary to $450,000.

(3)

The increase in base salary for Ms. Tobin between fiscal year 2022 and fiscal year 2023 was in consideration for Ms. Tobin’s increased duties and responsibilities following her appointment to President of the Company.

(4)	As described above, Ms. Robinson retired as the Chief Financial Officer for the Company on January 4, 2023 so no changes were made to Ms. Robinson’s base salary.

Incentive Bonus. Incentive bonuses are designed to reward our Named Executive Officers for the success of the Company, as measured by growth in the Company’s earnings per diluted share (“EPS”) and overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success. It is our belief that a significant amount of each Named Executive Officer’s compensation should be tied to the performance of the Company.

Pursuant to the terms of the Texas Roadhouse, Inc. Cash Bonus Plan (the “Cash Bonus Plan”), the compensation committee may award an annual cash incentive to the Named Executive Officers, which is the grant of a right to receive a payment of cash that is subject to targets and maximums, and that is contingent on achievement of performance objectives during the Company’s fiscal year. These cash incentives are also subject to the terms and conditions of the 2021 Employment Agreements and reflect each Named Executive Officer’s job responsibilities and individual contribution to the success of the Company.

Under the Cash Bonus Plan, the compensation committee established a two-pronged approach to tying the incentive compensation to the Company’s performance. Under this approach, 50% of the target incentive bonus is awarded based on whether the Company achieves an annual EPS growth target of 10% (the “EPS Performance Goal”). The other 50% is based on a profit sharing pool (the “Profit Sharing Pool”) comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited consolidated financial statements), which pool is distributed among our Named Executive Officers and certain other members of the Company’s director-level management based on a pre-determined percentage interest in the pool and subject to certain pre-determined maximum amounts. After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each Named Executive Officer is entitled. Depending on the level of achievement of the EPS Performance Goal each year, 50% of the incentive bonus may be reduced to a minimum of $0 or increased to a maximum of two times the target amount. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target bonus amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the bonus payable would be 110% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the bonus payable would be 90% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. The remaining 50% of the Named Executive Officers’ incentive bonus will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company’s fiscal year. The annual profit sharing component allows the Named Executive Officers to participate in a profit sharing pool with other members of the Company’s director-level management team. By allowing this level of participation in the Company’s overall profits, the compensation committee encourages responsible growth and aligns the interests of the Named Executive Officers with those of other management employees of the Company. This portion of the incentive bonus may be reduced to a minimum of $0 if the Company ceases to be profitable or for other reasons that the compensation committee determines, and may be increased to a maximum of two times the target amount established for each individual participant. Both portions of the incentive bonus can be adjusted downward (but not upward) by the compensation committee in its discretion. Cash incentive bonuses with respect to fiscal year 2022 were paid at 124.51% of the total target amount for the fiscal year in which a Named Executive Officer served in such role, based on an increase in actual EPS of 13.5% and an actual Profit Sharing Pool of $5,486,832 calculated on fiscal year 2022 pre-tax profit of $313,533,274.

Each 2021 Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus as set forth in the table below, with increases in the target bonus amount to be made at the discretion of the compensation committee. During the term of each respective 2021 Employment Agreement, the performance criteria and terms of bonus awards are at the discretion of the compensation committee as described above.  As further described above, depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board.  The actual amounts earned by each Named Executive Officer for fiscal year 2022 are more fully described in “Executive Compensation.”

Executive Incentive Compensation for Fiscal Year 2022
	Target Bonus ($)(1)	Minimum Bonus ($)	Maximum Bonus ($)
Gerald L. Morgan	1,000,000	0	2,000,000
Chief Executive Officer
Regina A. Tobin(1)	400,000	0	800,000
President
Tonya R. Robinson	400,000	0	800,000
Former Chief Financial Officer
S. Chris Jacobsen	400,000	0	800,000
Chief Marketing Officer
Christopher C. Colson	400,000	0	800,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	400,000	0	800,000
Chief Technology Officer

(1)	The target bonus amount listed above for Ms. Tobin’s relates to her service as Chief Learning and Culture Officer during the 2022 fiscal year.

Additionally, on January 6, 2023, the compensation committee established an annual short-term cash incentive opportunity with a target bonus as set forth in the table below relating to each Named Executive Officer’s 2023 fiscal year service.  The performance criteria and terms of bonus awards are at the discretion of the compensation committee.  As more particularly described above, the compensation committee continued its two pronged approach with 50% of the target incentive bonus being based on whether the Company achieves an annual EPS growth target of 10% and the remaining 50% being based on a Profit Sharing Pool comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited consolidated financial statements).  As further described above, depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board.

Executive Incentive Compensation for Fiscal Year 2023
	Target Bonus ($)	Minimum Bonus ($)	Maximum Bonus ($)
Gerald L. Morgan	1,200,000	0	2,400,000
Chief Executive Officer
Regina A. Tobin	650,000	0	1,300,000
President
S. Chris Jacobsen	400,000	0	800,000
Chief Marketing Officer
Christopher C. Colson	400,000	0	800,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	400,000	0	800,000
Chief Technology Officer

Stock Awards. We make equity awards in the form of restricted stock units, which represent the conditional right to receive one share of our common stock upon satisfaction of the vesting requirements. Restricted stock units offer the Named Executive Officers a financial interest in the Company and align their interests with those of our shareholders. We also believe that the market price of our publicly traded common stock represents the most appropriate metric for determining the value of the equity portion of our Named Executive Officers’ compensation packages. The overall compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards.  While the initial grant of restricted stock unit awards is based on a fixed dollar amount starting with the 2022 fiscal year, as opposed to a fixed number of restricted stock units for prior year service, the ultimate value of the restricted stock unit awards is dependent upon the performance of the Company and the price of our common stock at the time such restricted stock units vest. The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and/or performance based restricted stock units, with a significant portion of some of the Named Executive Officer’s compensation being tied to the grant of such performance based restricted stock units. We believe that the service based restricted stock awards are inherently performance based since their value varies in response to investor sentiment regarding overall Company performance at the time of vesting. Moreover, by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under the 2021 Employment Agreements, the compensation committee has the opportunity to adjust a large portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or restricted stock units based on the achievement of defined goals to be established by the compensation committee for any and/or all of our Named Executive Officer. While the Company previously granted retention grants for our Named Executive Officers under their respective prior employment agreements, the 2021 Employment Agreements do not include any similar retention grants. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

In addition, the 2021 Employment Agreements for Messrs. Morgan, Jacobsen, Colson, and Mujica and Mss. Robinson and Tobin permit the compensation committee to grant in its discretion any combination of service based restricted stock units and/or performance based restricted stock units for any portion of the term of the 2021 Employment Agreements. For the performance based awards that have or may be granted to the Named Executive Officers, the compensation committee has established a two-pronged approach which mirrors the approach used for annual cash incentive bonuses. Under this approach, a percentage of the target equity award is based on whether the Company achieves the annual EPS Performance Goal, and a percentage is based on the Profit Sharing Pool comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited financial statements). After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each officer is entitled. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the number of shares awarded would be 110% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the award would be 90% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. The remaining percentage of the Named Executive Officers’ equity award will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company’s fiscal year. Both portions of the performance based equity award may be reduced to a minimum of $0 or increased to a maximum of two times the target amount for each individual participant. Both portions of the performance based equity award can also be adjusted downward (but not upward) by the compensation committee in its discretion. Performance based equity awards with respect to fiscal year 2022 were paid at 124.51% of the total target amount for the fiscal year in which a Named Executive Officer served in such role, based on an increase in actual EPS of 13.5% and an actual Profit Sharing Pool of $5,486,832 calculated on fiscal year 2022 pre-tax profit of $313,533,274. For discussion of the percentages assigned by the compensation committee to each component of the performance based equity awards for Messrs. Morgan and Jacobsen, and Mss. Robinson and Tobin (as applicable), refer to the associated tables below.

The total number of service based restricted stock units and/or performance based restricted stock units granted to each Named Executive Officer reflects each Named Executive Officer’s job responsibilities and individual contribution to the success of the Company.

Service Based Restricted Stock Units.  Each 2021 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements. In connection with the same, the compensation committee granted service based restricted stock units under the 2021 Employment Agreements as shown in the table below with respect to each Named Executive Officer’s 2021 fiscal year service and are subject to the Named Executive Officer still serving the Company on the vesting date.

Service Based Restricted Stock Units for 2021 Fiscal Year
Number of Service Based Restricted Stock Units vesting on January 8, 2022 pursuant to 2021 Employment Agreements
Gerald L. Morgan	10,000(1)
Chief Executive Officer
Regina A. Tobin	4,500(2)
President
Tonya R. Robinson	10,000
Former Chief Financial Officer
S. Chris Jacobsen	7,000
Chief Marketing Officer
Christopher C. Colson	7,500(3)
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	4,750(4)
Chief Technology Officer

(1)	The 10,000 service based restricted stock units granted to Mr. Morgan for fiscal year 2021 are comprised of (i) 5,000 service based restricted stock units granted to Mr. Morgan on January 8, 2021, and (ii) 5,000 service based restricted stock units granted to Mr. Morgan on March 31, 2021. These shares are in addition to 1,250 service based restricted stock units granted to Mr. Morgan on February 24, 2021, which vested on February 24, 2022 relating to his Q4 2020 service.

(2)	These service restricted stock units granted to Ms. Tobin are in addition to (i) the 1,000 service based restricted stock units granted on February 24, 2021, which vested on February 24, 2022 relating to her Q4 2020 service, (ii) the 1,500 service based restricted stock units granted on May 5, 2021, which vested on May 5, 2022 relating to her Q1 2021 service, and (iii) the 1,500 service based restricted stock units granted on August 4, 2021, which vested on August 4, 2022 relating to her Q2 2021 service.

(3)	These service restricted stock units granted to Mr. Colson are in addition to (i) the 1,125 service based restricted stock units granted on February 24, 2021, which vested on February 24, 2022 relating to his Q4 2020 service, and (ii) the 1,125 service based restricted stock units granted on May 5, 2021, which vested on May 5, 2022 relating to his Q1 2021 service.

(4)	These service restricted stock units granted to Mr. Mujica are in addition to (i) the 2,375 service based restricted stock units granted on February 24, 2021, which vested on February 24, 2022 relating to his Q4 2020 service, (ii) the 2,375 service based restricted stock units granted on May 5, 2021, which vested on May 5, 2022 relating to his Q1 2021 service, and (iii) the 2,375 service based restricted stock units granted on August 4, 2021, which vested on August 4, 2022 relating to his Q2 2021 service.

Additionally, on December 6, 2021, the compensation committee authorized the grant of service based restricted stock units under each 2021 Employment Agreement equal to the dollar amount described in the table below for each Named Executive Officer with respect to their 2022 fiscal year service.  These service based restricted stock units were calculated by dividing the dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Additionally, these shares were granted on January 8, 2022, with vesting on January 8, 2023, provided the Named Executive Officer was still employed by the Company as of the vesting date.

Service Based Restricted Stock Units for 2022 Fiscal Year
	Service Based Restricted Stock Units vesting on January 8, 2023 pursuant to 2021 Employment Agreements ($)	Number of Service Based Restricted Stock Units vesting on January 8, 2023 pursuant to 2021 Employment Agreements(1)
Gerald L. Morgan	1,100,000	12,200
Chief Executive Officer
Regina A. Tobin	500,000	5,500
President
Tonya R. Robinson	500,000	5,500(2)
Former Chief Financial Officer
S. Chris Jacobsen	400,000	4,400
Chief Marketing Officer
Christopher C. Colson	500,000	5,500
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	500,000	5,500
Chief Technology Officer

(1)	For the service based restricted stock units described in this footnote (1), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $90.22 for these grants. Using the formula described in the immediately foregoing paragraph prior to this table, each Named Executive Officer was granted the number of service based restricted stock units described in the table above for their respective 2022 fiscal year service. These are not amounts paid to or received by the Named Executive Officers. The amounts listed above represent the grant date fair value determined in accordance with ASC 718 of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under ASC 718 is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2022. The Company cautions that the amounts reported in the table above for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued service with the Company.

(2)	As described above, Ms. Robinson retired as Chief Financial Officer of the Company on January 4, 2023. Upon her retirement, Ms. Robinson forfeited her right to receive the 5,500 service based restricted stock units relating to her 2022 fiscal year service vesting on January 8, 2023.

Finally, on January 6, 2023, the compensation committee authorized the grant of service based restricted stock units under each 2021 Employment Agreement equal to the dollar amount described in the table below for each Named Executive Officer with respect to their 2023 fiscal year service.  These service based restricted stock units were calculated by dividing the dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Additionally, these shares were granted on January 8, 2023 and will vest on January 8, 2024, provided the Named Executive Officer is still employed by the Company as of the vesting date.

Service Based Restricted Stock Units for 2023 Fiscal Year
	Service Based Restricted Stock Units vesting on January 8, 2024 pursuant to 2021 Employment Agreements ($)	Number of Service Based Restricted Stock Units vesting on January 8, 2024 pursuant to 2021 Employment Agreements(1)
Gerald L. Morgan	1,300,000	13,900
Chief Executive Officer
Regina A. Tobin	500,000	5,300
President
S. Chris Jacobsen	400,000	4,300
Chief Marketing Officer
Christopher C. Colson	500,000	5,300
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	500,000	5,300
Chief Technology Officer

(1)

For the service based restricted stock units described in this footnote (1), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $93.52 for these grants. Using the formula described in the immediately foregoing paragraph prior to this table, each Named Executive Officer was granted the number of service based restricted stock units described in the table above for their respective 2023 fiscal year service. These are not amounts paid to or received by the Named Executive Officers. The amounts listed above represent the grant date fair value determined in accordance with ASC 718 of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under ASC 718 is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2022. The Company cautions that the amounts reported in the table above for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued service with the Company.

Performance Based Restricted Stock Units.  Each 2021 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements. The number of performance based restricted stock units granted to Messrs. Morgan and Jacobsen and Ms. Robinson for the 2021 fiscal year under their 2021 Employment Agreement, and the number of shares of common stock which actually vested based on the Company’s performance, are shown in the table below:

Performance Based Restricted Stock Units for 2021 Fiscal Year
	Target Number of Performance Based Restricted Stock Units Granted for 2021 pursuant to 2021 Employment Agreements	Minimum Number of Performance Based Restricted Stock Units pursuant to 2021 Employment Agreements	Maximum Number of Performance Based Restricted Stock Units pursuant to 2021 Employment Agreements	Actual Number of Shares Issued for 2021 following Certification of 2021 Performance Goals(1)
Gerald L. Morgan	15,000(2)	0	30,000	28,179
Chief Executive Officer
Tonya R. Robinson	2,500(3)	0	5,000	4,697
Former Chief Financial Officer
S. Chris Jacobsen	5,000	0	10,000	9,393
Chief Marketing Officer

(1)	The shares underlying the performance based restricted stock units attributable to the 2021 fiscal year were issued on February 28, 2022. The compensation committee determined that 50% of the performance based restricted stock unit award for the 2021 fiscal year would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for the 2021 fiscal year would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.5% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period.

(2)	The 15,000 performance based restricted stock units granted to Mr. Morgan for fiscal year 2021 are comprised of (i) 2,500 performance based restricted stock units granted to Mr. Morgan on January 8, 2021, and (ii) 12,500 performance based restricted stock units granted to Mr. Morgan on March 31, 2021.

(3)	The 2,500 performance based restricted stock units granted to Ms. Robinson for fiscal year 2021 are comprised of (i) 2,000 performance based restricted stock units granted to Ms. Robinson on January 8, 2021, and (ii) 500 performance based restricted stock units granted to Ms. Robinson on March 31, 2021.

Additionally, the number of performance based restricted stock units granted to Messrs. Morgan and Jacobsen and Mss. Tobin and Robinson for the 2022 fiscal year under their 2021 Employment Agreement, and the number of shares of common stock which actually vested based on the Company’s performance, are shown in the table below:

Performance Based Restricted Stock Units for 2022 Fiscal Year
	Target Number of Performance Based Restricted Stock Units Granted for 2022 pursuant to 2021 Employment Agreements(1)	Minimum Number of Performance Based Restricted Stock Units pursuant to 2021 Employment Agreements	Maximum Number of Performance Based Restricted Stock Units pursuant to 2021 Employment Agreements	Actual Number of Shares Issued for 2022 following Certification of 2022 Performance Goals(2)
Gerald L. Morgan	12,200	0	24,400	15,191
Chief Executive Officer
Regina A. Tobin	4,200	0	8,400	5,230
President
Tonya R. Robinson	4,400	0	8,800	---(3)
Former Chief Financial Officer
S. Chris Jacobsen	4,400	0	8,800	5,479
Chief Marketing Officer

(1)	The compensation committee authorized the grant of performance based restricted stock units as described in the table above to Messrs. Morgan and Jacobsen and Mss. Robinson and Tobin under their respective 2021 Employment Agreements for their respective 2022 fiscal year service in the following manner:

(i)	With respect to Mr. Morgan, his 12,200 performance based restricted stock units were calculated by dividing $1,100,000 by $90.22 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares);

(ii)	With respect to Ms. Tobin, her 4,200 performance based restricted stock units were calculated by dividing $300,000 by $71.18 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares);

(iii)	With respect to Ms. Robinson, her 4,400 performance based restricted stock units were calculated by dividing $400,000 by $90.22 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares); and

(iv)	With respect to Mr. Jacobsen, his 4,400 performance based restricted stock units were calculated by dividing $400,000 by $90.22 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares).

(2)	The shares underlying the performance based restricted stock units attributable to the 2022 fiscal year were issued on February 24, 2023. The compensation committee determined that 50% of the performance based restricted stock unit award for the 2022 fiscal year would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for the 2022 fiscal year would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.75% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period.

(3)	As described above, Ms. Robinson retired as Chief Financial Officer of the Company on January 4, 2023. Upon her retirement, Ms. Robinson forfeited her right to receive the 4,400 performance based restricted stock units relating to her 2022 fiscal year service vesting on January 8, 2023.

Finally, on January 6, 2023, the compensation committee authorized the grant of performance based restricted stock units as described in the table below to Messrs. Morgan, Jacobsen, Colson and Mujica and Ms. Tobin under their respective 2021 Employment Agreements for their respective 2022 fiscal year service.  These performance based restricted stock units will be calculated by dividing the target dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Additionally, these performance based restricted stock units were granted to each respective executive officer on January 8, 2023 and will vest on January 8, 2024, subject to the achievement of defined goals established by the compensation committee of the Board. The actual number of shares that will be issued to each of Messrs. Morgan, Jacobsen, Colson and Mujica and Ms. Tobin for fiscal year 2023 based on achievement of the performance goals assigned to these grants by the compensation committee will not be calculated until the first quarter of 2024.

Performance Based Restricted Stock Units for 2023 Fiscal Year
	Target Performance Based Restricted Stock Units vesting on January 8, 2024 pursuant to 2021 Employment Agreements($)(1)	Minimum Performance Based Restricted Stock Units pursuant to 2021 Employment Agreements($)	Maximum Performance Based Restricted Stock Units pursuant to 2021 Employment Agreements($)	Target Number of Performance Based Restricted Stock Units vesting on January 8, 2024 pursuant to 2021 Employment Agreements(2)
Gerald L. Morgan Chief Executive Officer	1,300,000	0	2,600,000	13,900
Regina Tobin President	400,000	0	800,000	4,300
S. Chris Jacobsen Chief Marketing Officer	400,000	0	800,000	4,300
Christopher C. Colson Chief Legal and Administrative Officer, Corporate Secretary	300,000	0	600,000	3,200
Hernan E. Mujica Chief Technology Officer	300,000	0	600,000	3,200

(1)	The compensation committee determined that 50% of the performance based restricted stock unit award for 2023 would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for 2023 would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.75% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period. The performance based restricted stock unit award for Messrs. Morgan,

Jacobsen, Colson and Mujica and Ms. Tobin with respect to fiscal year 2023 will be certified in the first quarter of 2024.

(2)	For the performance based restricted stock units described in this footnote (2), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $93.52 for these grants. Using the formula described in the immediately foregoing paragraph prior to this table, each Named Executive Officer was granted the target number of performance based restricted stock units described in the table above for their respective 2023 fiscal year service. These are not amounts paid to or received by these Named Executive Officers. The amounts listed above represent the grant date fair value determined in accordance with ASC 718 of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under ASC 718 is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2022. The Company cautions that the amounts reported in the table above for these awards may not represent the amounts that these Named Executive Officers will actually realize from the awards.

Separation and Change in Control Arrangements

The 2021 Employment Agreements generally provide that if a Named Executive Officer’s employment is terminated during the term of the 2021 Employment Agreement for a Qualifying Reason (as defined below), the Company will pay the Named Executive Officer three months of base salary, unless the termination occurs within 12 months following a Change in Control (as defined below), in which case the applicable Named Executive Officer’s current base salary remaining for the then existing term of his or her respective 2021 Employment Agreement will be paid. In addition, if any Named Executive Officer’s termination occurs for a Qualifying Reason within 12 months following a Change in Control, the applicable Named Executive Officer shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination. For purposes of the 2021 Employment Agreements, termination for a “Qualifying Reason” is generally defined to be attributable to one of the following: (i) the result of the applicable Named Executive Officer having submitted to the Company the Named Executive Officer’s resignation in accordance with a request by the Board or the Chief Executive Officer, provided that such request is not based on the Company’s finding that Cause (as defined below) for termination exists, (ii) a termination by the Named Executive Officer for Good Reason (as defined below) within 12 months of a Change in Control, or (iii) a termination by the Company for any reason other than Cause or as a result of death or disability which entitles the Named Executive Officer to benefits under the Company’s long-term disability plan. Under the 2021 Employment Agreements, a termination by a Named Executive Officer (a separation, including a voluntary retirement, initiated by a Named Executive Office other than per a request described above), other than for Good Reason within 12 months following a Change in Control, shall not be a Qualifying Reason. Additionally, termination for “Cause” means a termination by the Company for one or more of the following reasons: (a) a Named Executive Officer’s conviction of, or being charged with having committed, a felony; (b) a Named Executive Officer’s acts of dishonesty or moral turpitude that are detrimental to the business of the Company; (c) a Named Executive Officer’s acts or omissions that such Named Executive Officer knew or should have reasonably known were likely to damage the business of the Company; (d) a Named Executive Officer’s failure to obey the reasonable and lawful directions of the Company, including, without limitation, the Company’s policies and procedures (including the Company’s policies prohibiting discrimination, harassment, and retaliation), and the Texas Roadhouse, Inc. Code of Conduct; (e) a Named Executive Officer’s failure to perform such Named Executive Officer’s obligations under his or her 2021 Employment Agreement; (f) a Named Executive Officer’s willful breach of any agreement or covenant contained within his or her 2021 Employment Agreement or any fiduciary duty owed to the Company; and/or (g) a Named Executive Officer’s unsatisfactory performance of such Named Executive Officer’s duties after: (A) he or she has received written notice of the general nature of the unsatisfactory performance, and (B) he or she has failed to cure the unsatisfactory performance within 30 days thereafter to the satisfaction of the Company.

As used in the 2021 Employment Agreements, a “Change in Control” means that one of the following events has taken place: (i) consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; (ii) consummation of a sale or disposition of all or substantially all of the assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately before such sale or disposition); or (iii) any Person becomes the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act) of securities representing in excess of 50% of the aggregate voting power of the outstanding securities of the Company as required to be disclosed in a report on Schedule 13D of the Exchange Act. The Board has the full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto. The 2021 Employment Agreements also provide for the reduction of Change in Control payments to the maximum amount that could be paid to the Named Executive Officers without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. Additionally, as used in the 2021 Employment Agreements, “Good Reason” given by a Named Executive Officer in a notice of termination must be based on: (a) the assignment to such Named Executive Officer of a different title or job responsibilities that result in a substantial decrease in the level of responsibility from those in effect immediately before the Change in Control; (b) a reduction by the Company or the surviving company in such Named Executive Officer’s base pay as in effect immediately before the Change in Control; (c) a significant reduction by the Company or the surviving company in total benefits available to such Named Executive Officer under cash incentive, stock incentive and other employee benefit plans after the Change in Control compared to the total package of such benefits as in effect before the Change in Control; (d) the requirement by the Company or the surviving company that such Named Executive Officer be based more than 50 miles from where such Named Executive Officer’s office is located immediately before the Change in Control, except for required travel on company business to an extent substantially consistent with the business travel obligations which such Named Executive Officer undertook on behalf of the Company before the Change in Control; or (e) the failure by the Company to obtain from any Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company an agreement to assume obligations under the 2021 Employment Agreement.

While the individual 2021 Employment Agreements do not address the manner in which unvested stock awards, if any, will be handled upon the termination of a Named Executive Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provide that (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer is terminated by the Company without Cause, or (B) if the Named Executive Officer is terminated for Good Reason within 12 months following a Change in Control, then such unvested service based restricted stock units and/or performance based restricted stock units shall become vested as of the date of termination. Additionally, such specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers provide that if any Named Executive Officer’s continuous service is terminated because of death or disability prior to the vesting date for the applicable grant of service based restricted stock units and/or performance based restricted stock units (as and if applicable), then such applicable restricted stock units become immediately vested in an amount equal to the total number of granted restricted stock units multiplied by a fraction, the numerator of which is the number of calendar months or portions thereof from grant date of such restricted stock units through the date on which such Named Executive Officer’s continuous service is terminated due to death or disability and the denominator of which is the total number of calendar months or portion thereof in the vesting period for such restricted stock unit grants.

The Company provides these severance payments to allow for a period of transition and are generally contingent upon the Named Executive Officer’s execution of a full release of claims against the Company, and continued compliance with the non-competition, non-solicitation, confidentiality and other restrictive covenants. If the Named Executive Officer’s employment is terminated for any reason other than a Qualifying Reason (such as the officer’s death, disability or for Cause), then the Company will pay to the Named Executive Officer only the base salary accrued for the last period of actual employment and any accrued paid time off in accordance with policies of the Company in effect from time to time. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the Named Executive Officers in periodic installments in accordance with our normal payroll practices. The fixed sum is paid in a single lump sum, and any bonus component of the severance payments for a performance period that ended before termination is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

The estimated amounts that would have been payable to a Named Executive Officer under the 2021 Employment Agreements are more fully described in “Termination, Change of Control and Change of Responsibility Payments.”

Additionally, the Company announced that Ms. Robinson had retired as Chief Financial Officer of the Company effective as of January 4, 2023. On January 5, 2023, the Company entered into the Robinson Separation Agreement with Ms. Robinson. Under the Robinson Separation Agreement, the Company agreed to pay to Ms. Robinson an aggregate sum of $3,500,000 (less any applicable withholdings and/or deductions), which will be paid in three installments in accordance with the following schedule: (i) $1,500,000 due and payable no later than January 31, 2023; (ii) $500,000 due and payable on July 31, 2023; and (iii) $1,500,000 due and payable on January 31, 2024. The Robinson Separation Agreement also provided a general release of claims by Ms. Robinson and affirmed certain obligations under her 2021 Employment Agreement, including, without limitation, obligations pertaining to confidentiality, non-competition, non-hire, and non-solicitation.

Hedging and Pledging Policies

The Company has a stock trading policy that, among other things, prohibits all of our employees (including our executive officers) and our directors from engaging in speculative trading in the Company’s shares, which prohibition includes any arrangement by which a shareholder or option holder changes his or her economic exposure to changes in the price of the stock. Prohibited arrangements include buying standardized put or call options, writing put or call options, selling stock short, buying or selling securities convertible into other securities, or merely engaging in a private arrangement where the value of the agreement varies in relation to the price of the underlying security. Such arrangements are prohibited because these transactions may give the appearance of improper trades and look disloyal. In addition, our stock trading policy strongly discourages employees (including our executive officers) and our directors from holding the Company’s securities in a margin account or otherwise pledging these securities as collateral for a loan. As of the date of this proxy statement, none of our Named Executive Officers and non-employee directors hold the Company’s securities in a margin account or have otherwise pledged them as collateral for a loan.

Stipend for Interim Chief Financial Officer

In connection with Mr. Humpich’s appointment to interim Chief Financial Officer on January 5, 2023, the compensation committee agreed that he would receive a $100,000 stipend per fiscal quarter (or portion thereto) in which he serves in such position, which amount will be paid in arrears.  In the event Mr. Humpich only serves as interim Chief Financial Officer for a portion of any given fiscal quarter, then the $100,000 per quarter stipend will be prorated on a month-to-month basis.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 27, 2022.

All members of the compensation committee concur in this report.

James R. Zarley, Chair

Michael A. Crawford

Donna E. Epps

Gregory N. Moore

Curtis A. Warfield

Kathleen M. Widmer

Summary Compensation Table

The following table sets forth the total compensation earned with respect to the fiscal years 2022, 2021, and 2020 for Mr. Morgan, our Chief Executive Officer, and Ms. Robinson, our former Chief Financial Officer. It also includes such information for at least three of our other most highly compensated executive officers during fiscal year 2022, as and if applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Grant Date Fair Value of Stock Awards ($)(2)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(3)
Gerald L. Morgan	2022	972,500	__	2,201,368	1,245,138	2,983	4,421,989
Chief Executive Officer	2021	411,269	__	2,394,513	880,832	83,151	3,769,765
	2020	100,000	200	291,726	772,944	300	1,165,170
Tonya R. Robinson	2022	492,500	200	893,178	366,262	2,983	1,755,123
Former Chief Financial Officer	2021	343,269	200	998,855	446,168	—	1,788,492
	2020	245,482	200	671,760	3,290	—	920,732
Regina Tobin	2022	492,500	200	795,166	498,055	2,983	1,788,904
President	2021	334,423	200	822,315	238,141	___	1,395,079
S. Chris Jacobsen	2022	492,500	200	793,936	498,055	2,983	1,787,674
Chief Marketing	2021	343,269	200	950,640	410,944	7,800	1,712,853
Officer	2020	242,981	200	671,760	3,290	6,658	924,889
Christopher C. Colson	2022 2021	492,500 323,077	200 200	496,210 945,109	498,055 319,290	2,983 1,497	1,489,948 1,589,173
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	2022	492,500	200	496,210	498,055	2,983	1,489,948
Chief Technology Officer	2021	337,707	200	1,142,042	284,783	___	1,764,732

(1)	This column represents holiday bonus awards paid to the Named Executive Officers for the fiscal years ended December 27, 2022, December 28, 2021, and December 29, 2020.

(2)

Reflects the grant date fair value computed in accordance with FASB ASC Topic 718 of performance based restricted stock units and service based restricted stock units granted pursuant to the Company’s long term incentive plan using the closing price of the Company’s common stock on the last trading day immediately preceding the grant date.

The Company cautions that the amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued service with the Company. Additional information on all outstanding stock awards is reflected in the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at Fiscal Year End Table.”

(3)With respect to Mr. Morgan, (i) amounts for the 2022 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Morgan during the 2022 fiscal year relating to his 2022 year service, (ii) amounts for the 2021 fiscal year include (a) the performance based restricted stock units and service based restricted stock units granted to Mr.

Morgan during the 2021 fiscal year relating to his 2021 year service, and (b) the service based restricted stock units granted to Mr. Morgan during the 2021 fiscal year relating to his Q4 2020 service, and (iii) amounts for the 2020 fiscal year include the service based restricted stock units granted to Mr. Morgan during the 2020 fiscal year relating to his 2020 year service and granted prior to his appointment to President.

With respect to Ms. Robinson, (i) amounts for the 2022 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Robinson during the 2022 fiscal year relating to her 2022 year service, (ii) amounts for the 2021 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Robinson during the 2021 fiscal year relating to her 2021 year service, and (iii) amounts for the 2020 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Robinson during the 2020 fiscal year relating to her 2020 year service.

With respect to Ms. Tobin, (i) amounts for the 2022 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Tobin during the 2022 fiscal year relating to her 2022 year service, and (ii) amounts for the 2021 fiscal year include (a) the service based restricted stock units granted to Ms. Tobin during the 2021 fiscal year relating to her 2021 year service including certain grants made prior to her appointment to Chief Learning and Culture Officer, and (b) the service based restricted stock units granted to Ms. Tobin during the 2021 fiscal year relating to her Q4 2020 service.

With respect to Mr. Jacobsen, (i) amounts for the 2022 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Jacobsen during the 2022 fiscal year relating to his 2022 year service, (ii) amounts for the 2021 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Jacobsen during the 2021 fiscal year relating to his 2021 year service, and (iii) amounts for the 2020 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Jacobsen during the 2020 fiscal year relating to his 2020 year service.

With respect to Mr. Colson, (i) amounts for the 2022 fiscal year include the service based restricted stock units granted to Mr. Colson during the 2022 fiscal year relating to his 2022 year service, and (ii) amounts for the 2021 fiscal year include (a) the service based restricted stock units granted to Mr. Colson during the 2021 fiscal year relating to his 2021 year service including certain grants made prior to his appointment to General Counsel, and (b) the service based restricted stock units granted to Mr. Colson during the 2021 fiscal year relating to his Q4 2020 service.

With respect to Mr. Mujica, (i) amounts for the 2022 fiscal year include the service based restricted stock units granted to Mr. Mujica during the 2022 fiscal year relating to his 2022 year service, and (ii) amounts for the 2021 fiscal year include (a) the service based restricted stock units granted to Mr. Mujica during the 2021 fiscal year relating to his 2021 year service including certain grants made prior to his designation of an executive officer as Chief Information Officer, and (b) the service based restricted stock units granted to Mr. Mujica during the 2021 fiscal year relating to his Q4 2020 service.

(4)

As described above, Ms. Robinson retired as Chief Financial Officer of the Company on January 4, 2023. The amount shown above reflects the bonus that she received for the first three fiscal quarters relating to her 2022 fiscal year service.   Upon her retirement and pursuant to the Robinson Separation Agreement, Ms. Robinson forfeited her right to receive any bonus relating to her Q4 2022 fiscal year service.

(5)	The amount included for Mr. Morgan with respect to fiscal year 2021 includes $81,654 paid by the Company toward Mr. Morgan’s relocation expenses to Louisville, Kentucky.

Grants of Plan-Based Awards in Fiscal Year 2022

The following table presents information with respect to grants of stock awards to the applicable Named Executive Officers during fiscal year 2022.

Grants of Plan-Based Awards Table
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Minimum	Target	Maximum	(2)	($)(3)
Gerald L. Morgan Chief Executive Officer
Service Based RSUs vesting on January 8, 2023	January 8, 2022	—	—	—	12,200	1,100,684
Performance Based RSUs vesting on January 8, 2023	January 8, 2022	—	12,200(4)	24,400	—	1,100,684
Regina A. Tobin President
Service Based RSUs vesting on January 8, 2023	January 8, 2022	—	—	—	5,500	496,210
Performance Based RSUs vesting on January 8, 2023	May 24, 2022	—	4,200(4)	8,400	—	298,956

Tonya R. Robinson Former Chief Financial Officer
Service Based RSUs vesting on January 8, 2023	January 8, 2022	—	—	—	5,500	496,210
Performance Based RSUs vesting on January 8, 2023	January 8, 2022	—	4,400(4)	8,800	—	396,968
S. Chris Jacobsen Chief Marketing Officer
Service Based RSUs vesting on January 8, 2023	January 8, 2022	—	—	—	4,400	396,968
Performance Based RSUs vesting on January 8, 2023	January 8, 2022	—	4,400(4)	8,800	—	396,968

Grants of Plan-Based Awards Table
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Minimum	Target	Maximum	(2)	($)(3)
Christopher C. Colson Chief Legal and Administrative Officer, Corporate Secretary
Service Based RSUs vesting on January 8, 2023	January 8, 2022	—	—	—	5,500	496,210

Hernan E. Mujica Chief Technology Officer
Service Based RSUs vesting on January 8, 2023	January 8, 2022	—	—	—	5,500	496,210

(1)

These amounts reflect the minimum, target, and maximum number of shares issuable under performance awards. The related performance targets and certain results are described in detail in the “Compensation Discussion and Analysis.”

(2)

Each stock award consists of service based restricted stock units, where each unit represents the conditional right to receive one share of our common stock upon satisfaction of vesting requirements. See the “Compensation Discussion and Analysis” for the conditions of accelerated vesting upon termination of employment other than for cause.

(3)

Reflects the grant date fair value computed in accordance with ASC 718 of the target number of performance based restricted stock units and service based restricted stock units granted to the Named Executive Officers using the closing price of the Company’s common stock on the last trading day immediately preceding the grant date, which was based on the following:

(i)	With respect to Mr. Morgan, 12,200 service based restricted stock units and 12,200 performance based restricted stock units granted on January 8, 2022 at $90.22.

(ii)	With respect to Ms. Tobin, 5,500 service based restricted stock units granted on January 8, 2022 at $90.22 and 4,200 performance based restricted stock units granted on May 24, 2022 at $71.18.

(iii)	With respect to Ms. Robinson, 5,500 service based restricted stock units and 4,400 performance based restricted stock units granted on January 8, 2022 at $90.22.

(iv)	With respect to Mr. Jacobsen, 4,400 service based restricted stock units and 4,400 performance based restricted stock units granted on January 8, 2022 at $90.22.

(v)	With respect to Mr. Colson, 5,500 service based restricted stock units granted on January 8, 2022 at $90.22.

(vi)	With respect to Mr. Mujica, 5,500 service based restricted stock units granted on January 8, 2022 at $90.22.

These are not amounts paid to or received by the Named Executive Officers. For discussion of the assumptions used in determining these values, see Note 14 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2022.

(4)

The amount included in the table above represents the target award opportunity. Performance based equity awards with respect to fiscal year 2022 were paid at 124.51% of the total target amount for the fiscal year in which a Named Executive Officer served in such role, based on an increase in actual EPS of 13.5% and an actual Profit Sharing Pool of $5,486,832 calculated on fiscal year 2022 pre-tax profit of $313,533,274.

Outstanding Equity Awards

The following table presents information with respect to outstanding stock option awards, stock awards, and equity incentive plan awards as of December 27, 2022 by the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End Table
	Stock Awards		Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Gerald L. Morgan	12,200(2)	1,148,874	12,200(3)	1,148,874
Chief Executive Officer
Regina A. Tobin	5,500(4)	517,935	4,200(5)	395,514
President
Tonya R. Robinson(6)	5,500(7)	517,935	4,400(8)	414,348
Former Chief Financial Officer
S. Chris Jacobsen	4,400(9)	414,348	4,400(10)	414,348
Chief Marketing Officer
Christopher C. Colson	5,500(11)	517,935	—	—
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	5,500(12)	517,935	—	—
Chief Technology Officer

(1)	Market value was computed using the Company’s closing stock price on the last trading day of our fiscal year ended December 27, 2022, which was $94.17.

(2)	The vesting schedule is as follows: 12,200 service based restricted stock units on January 8, 2023.

(3)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 12,200 performance based restricted stock units on January 8, 2023.

(4)	The vesting schedule is as follows: 5,500 service based restricted stock units on January 8, 2023.

(5)

Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 4,200 performance based restricted stock units on January 8, 2023.

(6)	As described above, Ms. Robinson retired as Chief Financial Officer of the Company on January 4, 2023. Upon her retirement, Ms. Robinson forfeited her right to receive any of the service based restricted stock units and performance based restricted stock units previously granted to Ms. Robinson with respect to her 2022 fiscal year service.

(7)	The vesting schedule is as follows: 5,500 service based restricted stock units on January 8, 2023.

(8)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 4,400 performance based restricted stock units on January 8, 2023.

(9)	The vesting schedule is as follows: 4,400 service based restricted stock units on January 8, 2023.

(10)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 4,400 performance based restricted stock units on January 8, 2023.

(11)	The vesting schedule is as follows: 5,500 service based restricted stock units on January 8, 2023.

(12)	The vesting schedule is as follows: 5,500 service based restricted stock units on January 8, 2023.

See the “Compensation Discussion and Analysis” for the conditions of accelerated vesting upon termination of employment other than for cause.

Stock Vested

The following table presents information with respect to stock awards vested during the fiscal year ended December 27, 2022 by the Named Executive Officers.

Stock Vested Table
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gerald L. Morgan	39,500	3,559,621(i)
Chief Executive Officer
Regina A. Tobin	8,500	750,390(ii)
President
Tonya R. Robinson	14,696	1,325,873(iii)
Former Chief Financial Officer
S. Chris Jacobsen	16,393	1,478,976(iv)
Chief Marketing Officer
Christopher C. Colson	9,750	867,338(v)
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	11,875	1,043,528(vi)
Chief Technology Officer

(1)

The value realized upon vesting of restricted stock units represents the fair value of the underlying shares based on the closing price of the Company’s common stock on the trading day immediately preceding the vesting date, which is in accordance with the following:

(i)	$90.22 with respect to the 10,000 service based restricted stock units which vested on January 8, 2022, $90.22 with respect to the 28,180 performance based restricted stock units which vested on January 8, 2022, $88.02 with respect to the 1,250 service based restricted stock units which vested on February 24, 2022, and $71.37 with respect to 70 service based restricted stock units which vested on May 23, 2022.

(ii)	$90.22 with respect to the 4,500 service based restricted stock units which vested on January 8, 2022, $88.02 with respect to the 1,000 service based restricted stock units which vested on February 24, 2022, $81.48 with respect to the 1,500 service based restricted stock units which vested on May 5, 2022, and $89.44 with respect to the 1,500 service based restricted stock units which vested on August 4, 2022.

(iii)	$90.22 with respect to the 10,000 service based restricted stock units which vested on January 8, 2022 and $90.22 with respect to the 4,696 performance based restricted stock units which vested on January 8, 2022.

(iv)	$90.22 with respect to the 7,000 service based restricted stock units which vested on January 8, 2022 and $90.22 with respect to the 9,393 performance based restricted stock units which vested on January 8, 2022.

(v)	$90.22 with respect to the 7,500 service based restricted stock units which vested on January 8, 2022, $88.02 with respect to the 1,125 service based restricted stock units which vested on February 24, 2022, and $81.48 with respect to the 1,125 service based restricted stock units which vested on May 5, 2022.

(vi)	$90.22 with respect to the 4,750 service based restricted stock units which vested on January 8, 2022, $88.02 with respect to the 2,375 service based restricted stock units which vested on February 24, 2022, $81.48 with respect to the 2,375 service based restricted stock units which vested on May 5, 2022, and $89.44 with respect to the 2,375 service based restricted stock units which vested on August 4, 2022.

Termination, Change of Control and Change of Responsibility Payments

If a Named Executive Officer had resigned or been terminated for any reason or for cause other than a Qualifying Reason (as defined above) prior to the expiration of the term of his or her 2021 Employment Agreement, the Named Executive Officer would have received payment of his or her annual base salary then in effect through the date of resignation or termination as well as any accrued paid time off that might be due at such termination in accordance with policies of the Company in effect from time to time, and the Company shall have no other severance obligations under such 2021 Employment Agreement.

If a Named Executive Officer had been terminated prior to the expiration of the term of his or her 2021 Employment Agreement for a Qualifying Reason, the Company will pay the Named Executive Officer three months of base salary, unless the termination occurs within 12 months following a Change in Control (as defined above), in which case the applicable Named Executive Officer’s current base salary remaining for the then existing term of his or her respective 2021 Employment Agreement will be paid.

In addition, if any Named Executive Officer’s termination occurs for a Qualifying Reason within 12 months following a Change in Control, the applicable Named Executive Officer shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination.

While the individual 2021 Employment Agreements do not address the manner in which unvested stock awards, if any, will be handled upon the termination of a Named Executive Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provide that (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer is terminated by the Company without Cause, or (B) if the Named Executive Officer is terminated for Good Reason within 12 months following a Change in Control, then such unvested service based restricted stock units and/or performance based restricted stock units shall become vested as of the date of termination.  Additionally, such specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers provide that if any Named Executive Officer’s continuous service is terminated because of death or disability prior to the vesting date for the applicable grant of service based restricted stock units and/or performance based restricted stock units (as and if applicable), then such applicable restricted stock units become immediately vested in an amount equal to the total number of granted restricted stock units multiplied by a fraction, the numerator of which is the number of calendar months or portions thereof from grant date of such restricted stock units through the date on which such Named Executive Officer’s continuous service is terminated due to death or disability and the denominator of which is the total number of calendar months or portion thereof in the vesting period for such restricted stock unit grants.

The following table lists the estimated amounts payable to a Named Executive Officer pursuant to the 2021 Employment Agreements if his or her employment had been terminated for a Qualifying Reason unrelated to a change of control or death or disability on December 27, 2022, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of all claims against us.

Termination Payments Table
Name	Total Estimated Cash Payments ($)(1)
Gerald L. Morgan	250,000
Chief Executive Officer
Regina A. Tobin	125,000
President
Tonya R. Robinson	125,000
Former Chief Financial Officer
S. Chris Jacobsen	125,000
Chief Marketing Officer
Christopher C. Colson	125,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	125,000
Chief Technology Officer

(1)	If the employment of any of Mss. Robinson and Tobin and Messrs. Morgan, Jacobsen, Colson, and Mujica is terminated under those circumstances, then the Company will pay him or her three months of their applicable base salary.

The following table lists the estimated amounts payable to a Named Executive Officer pursuant to the 2021 Employment Agreements and applicable equity incentive agreements if his or her employment had been terminated without Cause following a Change in Control or if any Named Executive Officer resigns for Good Reason within 12 months following a Change of Control, on December 27, 2022, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of claims against us.

Change in Control, Change in Responsibilities Payments Table
Name	Estimated Cash Payments ($)(1)	Estimated Value of Newly Vested Stock Awards ($)(2)	Total ($)
Gerald L. Morgan	2,352,183	2,297,748	4,649,931
Chief Executive Officer
Regina A. Tobin	1,043,886	913,449	1,957,335
President
Tonya R. Robinson	1,043,886	932,283	1,976,169
Former Chief Financial Officer
S. Chris Jacobsen	1,043,886	828,696	1,872,582
Chief Marketing Officer
Christopher C. Colson	1,043,886	517,935	1,561,821
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	1,043,886	517,935	1,561,821
Chief Technology Officer

(1)

If the employment of any of the Named Executive Officers listed above had been terminated without Cause following a Change of Control, or if any of the Named Executive Officers listed above had resigned his or her position for Good Reason within 12 months following a Change of Control, the Named Executive Officer would have received the amount of his or her then current base salary through the end of the term of the Named Executive Officer’s employment agreement, together any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination.  Had a Named Executive Officer’s employment been so terminated on December 27, 2022, each of Messrs. Morgan, Jacobsen, Colson, and Mujica, and Mss. Robinson and Tobin would have received payment through January 7, 2024.

For the purposes of footnote (1), the table below details the estimated payment for each Named Executive Officer.
	Name	Salary ($)	Bonus ($)	Total Estimated Payments ($)
	Gerald L. Morgan	1,030,137	1,322,046	2,352,183
	Chief Executive Officer
	Regina A. Tobin	515,068	528,818	1,043,886
	President
	Tonya R. Robinson	515,068	528,818	1,043,886
	Chief Financial Officer
	S. Chris Jacobsen	515,068	528,818	1,043,886
	Chief Marketing Officer
	Christopher C. Colson	515,068	528,818	1,043,886
	Chief Legal and Administrative Officer, Corporate Secretary
	Hernan E. Mujica	515,068	528,818	1,043,886
	Chief Technology Officer

(2)	While the individual 2021 Employment Agreements do not address the manner in which unvested stock awards, if any, will be handled upon the termination of a Named Executive

Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provide that each Named Executive Officer’s service based restricted stock units and performance based restricted stock units would have become immediately vested upon a termination of his or her employment (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer is terminated by the Company without Cause, or (B) if the Named Executive Officer is terminated for Good Reason within 12 months following a Change in Control. The amounts shown in this column represent the value of the restricted stock units at the closing price of our common stock on the last trading day of our fiscal year ended December 27, 2022, which was $94.17. The number of service based restricted stock units and performance based restricted stock units which would have vested on that date are shown in the table titled “Outstanding Equity Awards at Fiscal Year End Table” set forth above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance. The compensation actually paid (“CAP”) for the Principal Executive Officer (“PEO”) and the average non-PEO named executive officers is calculated by taking the Summary Compensation Table (“SCT”) values: (a) less the grant value of equity granted during the covered fiscal year (“CFY”); (b) plus the year-end fair value of unvested equity awards granted during the CFY; (c) plus for equity awards granted in prior years that are outstanding and unvested at the end of the CFY, the difference between the year-end fair value and the immediately prior year-end fair value; (d) plus for equity awards granted in the CFY that vested during the CFY, the fair value of such awards on the vesting date; (e) plus for equity awards granted in a fiscal year prior to the CFY that vested during the CFY, the difference between the fair value as of the vesting date and the immediately prior year-end fair value; and (f) less for equity awards granted in a fiscal year prior to the CFY that failed to meet the applicable vesting conditions during the CFY, the fair value at the end of the prior fiscal year.

Pay Versus Performance Table
							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total Comp First PEO ($)(1)	SCT Total Comp for Second PEO ($)(2)	CAP to First PEO ($)(3)	CAP to Second PEO ($)(4)	Avg. SCT Total Comp for Non-PEO NEOs ($)(5)	Avg. CAP to Non-PEO NEOs ($)(6)	TSR ($)(7)	Peer Group TSR (S&P Index) ($)(8)	Peer Group TSR (Russell Index) ($)(8)	Net Income (in Millions) ($)	Diluted EPS ($)
2022	4,421,989	N/A	5,725,465	N/A	1,662,319	1,823,561	$173.96	$134.26	$121.76	269.8	3.97
2021	3,769,765	4,986,164	3,801,740	(2,793,754)	2,634,509	1,934,435	$164.74	$145.77	$131.20	245.3	3.50
2020	N/A	3,620,939	N/A	7,366,061	1,207,262	1,773,284	$140.80	$118.90	$113.40	31.3	0.45

(1)

For the purposes of this table, the First Principal Executive Officer refers to Gerald L. Morgan.  On March 18, 2021, Mr. Morgan was named Chief Executive Officer of the Company following Mr. Taylor’s passing.  The amounts described in this column relate to amounts disclosed in the Summary Compensation Table of this proxy statement.  Additionally, for the purposes of the 2021 fiscal year, the amounts also reflect compensation received by Mr. Morgan for positions within the Company before assuming the role of Chief Executive Officer on March 18, 2021.

(2)

For the purposes of this table, the Second Principal Executive Officer refers to W. Kent Taylor.  Mr. Taylor served as the Chief Executive Officer of the Company until his passing on March 18, 2021.  The amounts described in this column relate to amounts disclosed in the Summary Compensation Table of this proxy statement.

(3)

CALCULATION OF FIRST PEO CAP
Year	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)(i)	CAP to First PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
2022	4,421,989	2,201,368	2,297,748	--	$4,996	1,202,100	--	5,725,465
2021	3,769,765	2,394,513	2,352,525	--	--	73,963	--	3,801,740
2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(i)	For the purposes of determining the amount that should be included in column (g) of each footnote throughout the Company’s Pay Versus Performance disclosure, the Company has used (i) the value of the difference in the target amount of performance based restricted stock units that an applicable officer was granted for a particular fiscal year and the amount of performance based restricted stock units that actually vested to the extent the same is less than such target amount, and (ii) the value of the difference in the target amount of “retention” restricted stock units that an applicable officer was granted and the amount of “retention” restricted stock units that actually vested (as and if applicable).

(4)

CALCULATION OF SECOND PEO CAP
Year	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Second PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	4,986,164	4,753,200	--	--	1,909,885	880,222	5,816,825	(2,793,754)
2020	3,620,939	3,358,800	4,737,600	1,698,000	---	668,322	---	7,366,061

(5)	For the purposes of the 2020 fiscal year, the Non-Principal Executive Officers include Tonya R. Robinson, Doug W. Thompson, S. Chris Jacobsen, and Gerald L. Morgan.

For the purposes of the 2021 fiscal year, the Non-Principal Executive Officers include Tonya R. Robinson, Doug W. Thompson, S. Chris Jacobsen, Christopher C. Colson, Hernan E. Mujica and Regina A. Tobin.

For the purposes of the 2022 fiscal year, the Non-Principal Executive Officers include Tonya R. Robinson, S. Chris Jacobsen, Christopher C. Colson, Hernan E. Mujica and Regina A. Tobin.

(6)

CALCULATION OF 2020 NON-PEO CAP
Year	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Robinson	920,732	671,760	947,520	226,400	---	(3,400)	---	1,419,492
Thompson	1,818,256	1,679,400	2,368,800	283,000	---	265,278	--	3,055,934
Jacobsen	924,889	671,760	947,520	226,400	---	92,317	---	1,519,366
Morgan	1,165,170	291,726	394,800	---	---	(169,900)	---	1,098,344
Average	1,207,262	828,662	1,164,660	183,950	---	46,074	---	1,773,284

CALCULATION OF 2021 NON-PEO CAP
Year	SCT Total Comp Amount ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Robinson	1,788,492	998,855	1,120,250	---	---	5,234	147,497	1,767,624
Thompson	7,556,722	2,376,600	---	---	---	6,192	1,475,289	3,711,025
Jacobsen	1,712,853	950,640	1,075,440	---	---	4,020	516,319	1,325,354
Tobin	1,395,079	822,315	761,770	---	---	56,190	---	1,390,724
Colson	1,589,173	945,109	873,795	---	---	66,566	---	1,584,425
Mujica	1,764,732	1,142,043	1,064,238	---	---	140,529	---	1,827,456
Average	2,634,509	1,205,927	815,916	---	---	46,455	356,518	1,934,435

CALCULATION OF 2022 NON-PEO CAP
Year	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Robinson	1,755,123	893,178	932,283	---	---	205,623	---	1,999,851
Jacobsen	1,787,674	793,936	828,696	---	---	403,536	---	2,225,970
Tobin	1,788,904	795,166	913,449	---	---	(11,380)	---	1,895,807
Colson	1,489,948	496,210	517,935	---	---	(6,458)	---	1,505,215
Mujica	1,489,948	496,210	517,935	---	---	(20,710)	---	1,490,963
Average	1,662,319	694,940	742,060	---	---	114,122	---	1,823,561

(7)

For the purposes of calculating the Company’s total shareholder return (“TSR”), the Company’s TSR increased 40.8% in fiscal year 2020, increased 17.0% in fiscal year 2021, and increased 5.6% in fiscal year 2022.

(8)

As more particularly shown in the Company’s Annual Report on Form 10-K for the years ended December 29, 2020 and December 28, 2021, we presented a performance graph by comparing our cumulative TSR against the Russell 3000 Restaurant Index (the “Russell Index”). In connection with our Annual Report on Form 10-K for the year ended December 27, 2022, the Company transitioned to the S&P Composite 1500 Restaurant Sub-Index (the “S&P Index”) as we believe this index is a more widely utilized industry index. For the purposes of the table above, we have shown the TSR for the Company’s peer companies using both the Russell Index and the S&P Index.  In furtherance of the foregoing,

(A)	using the Russell 3000 Restaurant Index, the TSR of the Company’s peer companies increased 13.4% in fiscal year 2020, increased 15.7% in fiscal year 2021, and decreased 7.2% in fiscal year 2022; and

(B)

using the S&P Composite 1500 Restaurant Sub-Index, the TSR of the Company’s peer companies increased 18.9% in fiscal year 2020, increased 22.6% in fiscal year 2021, and decreased 7.9% in fiscal year 2022.

As shown in the charts as discussed further below, the relationship between the Compensation Actually Paid to the Principal Executive Officer and the Average Compensation Actually Paid to the Non-Principal Executive Officers in the 2020 fiscal year, 2021 fiscal year and 2022 fiscal year, respectively, to each of (i) net income, (ii) total shareholder return, and (iii) diluted earnings per share demonstrates that such compensation fluctuates to the extent the Company is achieving its goals and increasing value for shareholders in line with the Company’s compensation philosophy and performance-based objectives. For fiscal year 2020, the Principal Executive Officer represented in the below tables is W. Kent Taylor, and for 2021 and 2022, the Principal Executive Officer represented is Gerald L. Morgan.

CAP vs. Net Income 2020-2022
CAP (In millions)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Net Income (In millions)
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$31.3
$245.3
$269.8
$7.4
$1.8
$3.8
$1.9
$5.7
$1.8
2020
2021
2022
Year
Compensation Actually Paid to First PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

CAP vs. TSR 2020-2022
CAP (In millions)
TSR ($'s)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$180.00
$160.00
$140.00
$120.00
$100.00
$173.96
$164.74
$140.80
$145.77
$134.26
$131.20
$118.90
$121.76
$113.40
$7.4
$1.8
$3.8
$1.9
$5.7
$1.8
2020
2021
2022
Year
Compensation Actually Paid to First PEO
Average Compensation Actually Paid to Non-PEO NEOs
TSR (TXRH)
TSR (S&P Composite 1500 Restaurant Index)
TSR (Russell 3000 Restaurant Index)

The following table lists the three financial performance measures that we believe represent the most important financial measures to link compensation actually paid to our Named Executive Officers in 2022 to our performance.

Most Important Performance Measures
1) Diluted Earnings Per Share Growth
2) Profit Growth
3) Change in Stock Price

CEO Pay Ratio

Under Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, a U.S. publicly traded corporation is required to disclose the ratio between their Chief Executive Officer’s annual total compensation to the total compensation of such corporation’s median employee after excluding the Chief Executive Officer’s compensation. To identify our median employee, we used the 2022 total cash compensation for all individuals (other than Mr. Morgan, our Chief Executive Officer) who were employed by us as of December 27, 2022, the last day of our 2022 fiscal year. For the purposes of calculating our employee’s total cash compensation, we used our employee’s base wages identified on our employees’ W-2 forms. As a part of our calculation, we included all employees, whether employed by us on a full-time or part-time basis, and we annualized the compensation of any employee whom we hired during our 2022 fiscal year and who was working for us at the end of our fiscal year. As of December 27, 2022, approximately 72% of our employees were part-time employees and our average employee worked approximately 18 hours per week.

We identified our median employee as a server in Brockton, Massachusetts who worked an average of approximately 17 hours per week.  After identifying our median employee, we calculated the annual total compensation for such employee as $17,127, which is determined using the same methodology we used for our Named Executive Officers as set forth in the 2022 Summary Compensation Table described above.

As more particularly described in the 2022 Summary Compensation Table, the annual total compensation for Mr. Morgan, our Chief Executive Officer, for our 2022 fiscal year is $4,421,989 and the ratio between the compensation for our Chief Executive Officer and the compensation for our median employee is 258 to 1. Note that since the SEC rules allow companies to use various methodologies and assumptions, apply certain exclusions, and make reasonable estimates relating to a specific company’s employee base when identifying the median employee, the CEO pay ratio disclosed by other companies may not be comparable with the CEO pay ratio disclosed in this paragraph. Additionally, the pay ratio between our Chief Executive Officer and our median employee may vary year to year based, in part, on the grant date value of any restricted stock units granted to our Chief Executive Officer in any given year.

AUDIT COMMITTEE REPORT

The audit committee of the Board (the “Committee”) is currently composed of six directors, all of whom meet the criteria for independence under the applicable NASDAQ and Securities & Exchange Commission (the “SEC”) rules and the Sarbanes-Oxley Act. The Committee acts under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.texasroadhouse.com.  The Committee is currently comprised of Mss. Epps and Widmer and Messrs. Crawford, Moore, Warfield, and Zarley. Ms. Epps currently serves as the chairperson of the Committee but Mr. Moore served as the chairperson of the Committee during the 2022 fiscal year. The Board evaluated the credentials of and designated Ms. Epps and Messrs. Moore and Warfield as audit committee financial experts.

The Committee has prepared the following report on its activities and with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 27, 2022 (the “Audited Financial Statements”).

•

The Committee met 14 times during fiscal year 2022, which were comprised of six regular meetings of the Committee and two meetings per quarter relating to the Committee’s review of the Company’s quarterly earnings release and filings with the SEC. The Committee’s meetings included private sessions with the Company’s independent auditors and internal auditors (as needed), as well as executive sessions consisting of only Committee members. The Committee also met periodically in private sessions with management, including Named Executive Officers (as needed);

•	The Committee reviewed the acknowledgement process for the Company’s Code of Conduct and the corresponding results;

•

The Committee reviewed the scope, plans, and results of the testing performed by the Company’s internal auditors and independent auditors in their assessments of internal control over financial reporting and the consolidated financial statements;

•	The Committee evaluated and reviewed the Company’s internal audit function, including, without limitation, the independence, competence, staffing adequacy and authority of the function; the ability of the internal audit function to raise issues to the appropriate level of authority; and the reporting relationships among the Company’s internal auditors, financial management, and the Committee;

•

The Committee reviewed matters submitted to it via the Company’s whistleblower hotline and/or other reporting mechanisms regarding concerns about allegedly questionable financial, accounting, and/or auditing matters (if any);

•

The Committee reviewed with management, including the internal auditors, the Company’s Chief Legal and Administrative Officer, the independent auditors, and the Company’s enterprise risk management team consisting of our Vice President of Finance (now our interim Chief Financial Officer), Chief Legal and Administrative Officer, Associate General Counsel – Brand Protection, Vice President of Legendary People, Director of Risk, Director of Internal Audit, and Senior Manager of Business Continuity, the Company’s practices with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company’s legal, regulatory, and ethical compliance programs were also reviewed, as well as the Company’s cybersecurity controls and system standards.  Additionally and as a part of the Committee’s oversight responsibilities, the Committee received reports on risks relating to certain business functions within the Company, together with reports from the Company’s various risk committees, including the information governance risk committee, responsible alcohol service risk committee and corporate sustainability risk committee;

•	The Committee reviewed with the Company’s Chief Legal and Administrative Officer the Company’s disclosures with respect to current lawsuits (as and if applicable);

•	The Committee reviewed comment letters received from the SEC, if any, together with management’s response to such letters;

•

The Committee pre-approved all audit, audit-related, and permissible non-audit services provided to the Company by KPMG LLP, the Company’s independent auditors, for the 2022 fiscal year, before management engaged the independent auditors for those purposes, pursuant to and in accordance with the Texas Roadhouse, Inc. Policy for Pre-Approval of Services Provided by External Audit Firm (which is available on the Company’s website at www.texasroadhouse.com);

•

On a quarterly basis, the Committee discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees;

•

The Committee discussed with KPMG LLP their written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence;

•	The Committee reviewed the selection, application, and disclosure of critical accounting policies;

•	The Committee reviewed with KPMG LLP the selection and disclosure of the critical audit matter(s) set forth in the independent auditor’s report of the Company’s Form 10-K;

•	The Committee reviewed the Company’s quarterly earnings press releases prior to issuance;

•	The Committee reviewed and discussed the Company’s Audited Financial Statements for the 2022 fiscal year with management and the independent auditors;

•

As mentioned above, the Committee reviewed the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the SEC and acknowledged that the Committee did not have any objections to the filing of the same;

•	The Committee evaluated the appointment, compensation, retention and oversight of KPMG LLP. In connection with such appointment, the Committee evaluated the service level of the incumbent independent auditor, which included criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicited the input of key management employees during its evaluation; and

•

Based on the review and discussion referred to above, and in reliance thereon, the Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2022, for filing with the SEC.

All members of the Committee concur in this report.

Donna E. Epps, Chair

Michael A. Crawford

Gregory N. Moore

Curtis A. Warfield

Kathleen M. Widmer

James R. Zarley

Related Party Transactions

The Committee’s charter provides that the Committee will review and approve any transactions between us and any of our executive officers, non-employee directors, and 5% shareholders, or any members of their immediate families, in which the amount involved exceeds the threshold limits established by the regulations of the SEC. In reviewing a related-party transaction, the Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. Unless specifically noted, the transactions described below were either entered into before our initial public offering in 2004 and the subsequent formation of the Committee or before the individual listed below became a Named Executive Officer.

Grants of Franchise or License Rights

We have franchised restaurants to companies owned in part by a Named Executive Officer. The royalty rate that is paid by these companies is set forth below, and is the amount we typically charge to franchisees. We believe that allowing certain Named Executive Officers to have ownership interests in our restaurants provides an ongoing benefit to the Company by these persons being more invested in the overall success of the brand.

Ownership interests of franchised restaurants by Mr. Morgan as of the end of the 2022 fiscal year are listed below.

Restaurant	Name and Ownership	Initial Franchise Fee	Royalty Rate	Royalties Paid to Us in Fiscal Year 2022 ($)	Management, Supervision, and/or Accounting Fees Paid to Us in Fiscal Year 2022 ($)(1)
El Cajon, CA	Gerald L. Morgan (2.0%)	—	4.0%	440,837	25,470
McKinney, TX	Gerald L. Morgan (2.0%)	—	4.0%	397,800	49,725
Brownsville, TX	Gerald L. Morgan (3.06%)	—	4.0%	415,076	51,885
Oceanside, CA	Gerald L. Morgan (2.0%)	—	4.0%	416,321	25,595

(1)

The management, supervision and/or accounting fees described in this table are fees paid by the operating entity of the applicable franchise location to the Company pursuant to a separate management agreement.

For the 2022 fiscal year, the total amount of distributions received by Mr. Morgan relating to his ownership interests in the above-referenced franchised restaurants was $138,119.  This amount does not reflect compensation paid by the Company to Mr. Morgan during the 2022 fiscal year; rather, this amount was paid by the applicable franchise entity and reflects a return on investment in these separate restaurant locations.

The franchise agreements that we have entered into with this current Named Executive Officer contain the same terms and conditions as those agreements that we enter into with our other Texas Roadhouse domestic franchisees. We have the contractual right, but not the obligation, to acquire the restaurants owned in part by such Named Executive Officer based on a pre-determined valuation formula which is the same as the formula contained in the Texas Roadhouse domestic franchise agreements that we have entered into with other franchisees with whom we have such rights. Once a franchise agreement has been entered into, it may be terminated if the franchisee defaults in the performance of any of its obligations under the agreement, including its obligations to operate the restaurant in strict accordance with our standards and specifications. A franchise agreement may also be terminated if a franchisee becomes insolvent, fails to make its required payments, creates a threat to the public health or safety, ceases to operate the restaurant or misuses the Texas Roadhouse trademarks.

Ownership Interest in Majority-Owned Joint Venture Entities

We have a current Named Executive Officer, Gerald L. Morgan, that has an ownership interest in a certain Texas Roadhouse restaurant that is owned by an entity that the Company controls and in which the

Company holds a 52.5% ownership interest. We believe that allowing certain Named Executive Officers to have ownership interests in restaurants provides an ongoing benefit to the Company by making these persons more invested in the overall success of the brand. As of the end of the 2022 fiscal year, Mr. Morgan held a 34.5% ownership interest in the Mansfield, Texas restaurant, which entity paid $345,077 to us for management and supervision fees. Additionally, for the 2022 fiscal year, the total amount of distributions received by Mr. Morgan relating to his ownership interest in the Mansfield, Texas restaurant was $519,192. This amount does not reflect compensation paid by the Company to Mr. Morgan during the 2022 fiscal year; rather, this amount was paid by the applicable entity and reflects a return on investment in this restaurant location.

Other Related Transactions

None.

PRESENTATION OF PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s bylaws provide for not less than one and not more than 15 directors. Our Board currently consists of seven directors. At the Annual Meeting, we are electing seven directors to hold office until the Annual Meeting of Shareholders in 2024 and until a successor is elected and qualified. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for a substitute nominee.

Nominees for Election as Directors

Set forth below are the Board members who will stand for re-election at the Annual Meeting, together with their age, all Company positions and offices they currently hold, and the year in which they joined the Board.

Name	Age	Position or Office	Director Since
Michael A. Crawford	55	Director	2020
Donna E. Epps	59	Director	2021
Gregory N. Moore	74	Chairman of the Board; Director	2005
Gerald L. Morgan	62	Chief Executive Officer; Director	2021
Curtis A. Warfield	55	Director	2018
Kathleen M. Widmer	61	Director	2013
James R. Zarley	78	Director	2004

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR THE DIRECTORS OF THE COMPANY SET FORTH ABOVE.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

As more particularly described in this proxy statement, the audit committee is directly responsible for managing the Company’s independent auditors, which includes, without limitation, (i) pre-approving all audit and permitted non-audit services provided by our independent auditors, and (ii) the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with the audit committee’s appointment of the Company’s independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation.

In connection with the same and pursuant to its charter, the audit committee has appointed the firm of KPMG LLP to serve as the independent auditors to audit the consolidated financial statements and the internal control over financial reporting of the Company for the fiscal year which ends on December 26, 2023. The Board and the audit committee jointly agree that the continued retention of KPMG LLP is in the best interest of the Company and its shareholders. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of KPMG LLP. If the shareholders fail to ratify the appointment of KPMG LLP, the audit committee will take this result into account when appointing an independent auditor for the 2023 fiscal year. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company’s independent auditors at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its shareholders. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Independent Auditors

KPMG LLP FEES FOR FISCAL YEARS 2022 AND 2021
	2022($)	2021($)
Audit Fees	913,816	748,400
Audit-related Fees	16,000	20,000
Tax Fees	66,190	15,751
All Other Fees	____ --	____ --
	996,006	784,151

Audit Fees.  KPMG LLP charged $913,816 in fiscal year 2022 and $748,400 in fiscal year 2021 for audit fees. These include professional services in connection with the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting. They also include reviews of the Company’s consolidated financial statements included in the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown. In addition, the fees for fiscal years 2022 and 2021 contain approximately $18,816 and $18,400, respectively, related to statutory audits. Finally, the fees for fiscal year 2022 contain $80,000 relating to the testing of general information technology and automated controls related to an accounting software upgrade which the Company completed during fiscal 2022.

Audit-related Fees.  KPMG LLP charged $16,000 in fiscal year 2022 and $15,000 in fiscal year 2021 for their consent to include the Company’s annual consolidated financial statements in both of our franchise disclosure documents.  KPMG LLP also charged $5,000 in fiscal year 2021 for their review of our 2021 long-term incentive plan and the issuance of their consent related to the form S-8 filing.

Tax Fees.  KPMG LLP charged $66,190 in fiscal year 2022 and $15,751 in fiscal year 2021 for consulting and compliance services.  The fees charged in fiscal year 2022 include $40,000 for tax structuring related services.

All Other Fees. KPMG LLP did not charge any additional amounts during either fiscal year 2022 or fiscal year 2021.

Pre-approval Policies and Procedures

The audit committee pre-approved all audit, audit-related, and permissible non-audit services provided to the Company by KPMG LLP before management engaged the auditors for those purposes. The policy of the audit committee is to review all engagement letters for accounting firms for non-audit services.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2023 FISCAL YEAR.

PROPOSAL 3

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Board requests shareholder approval of the compensation of the Company’s Named Executive Officers as described in the “Compensation Discussion and Analysis,” the Executive Compensation section and the other related executive compensation tables and related discussions in this proxy statement. As an advisory vote, the outcome of the voting on this Proposal 3 is not binding upon the Company; however, the compensation committee, which is responsible for establishing and administering the Company’s executive compensation program, values the opinions expressed by shareholders on this Proposal 3 and will consider the outcome of the vote when making future compensation decisions for the Company’s executive officers. Additionally, the compensation committee invites shareholders to express any questions or concerns regarding the Company’s compensation philosophy for our executive officers by correspondence addressed to Texas Roadhouse, Inc. Compensation Committee, 6040 Dutchmans Lane, Louisville, Kentucky 40205.

The objective of the compensation committee in setting and evaluating the compensation of our executive officers is to promote the sustained profitability of the Company. Compensation for the Named Executive Officers is divided into three key components: (1) base salary, which provides a secure base of compensation and serves to motivate and retain our Named Executive Officers; (2) a cash bonus, which rewards our Named Executive Officers for the success of the Company as measured by growth in the Company’s earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success; and (3) grants of restricted stock units, which offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders. The types of restricted stock units that may be granted by the compensation committee in its discretion are (i) service based restricted stock units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service, (ii) “retention” restricted stock units, which vest upon the completion of the term of an individual Named Executive Officer’s agreement or such longer date as determined by the compensation committee, and (iii) performance based restricted stock units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service. While “retention” restricted stock units were granted by the compensation committee under the prior employment agreements, the compensation committee has not made any similar retention grants for the Named Executive Officers under the 2021 Employment Agreements. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards. While the initial grant of restricted stock unit awards is based on a fixed dollar amount starting with the 2022 fiscal year, as opposed to a fixed number of restricted stock units for prior year service, the ultimate value of such restricted stock unit awards is dependent upon the performance of the Company and the price of our common stock at the time such restricted stock units vest. Under the 2021 Employment Agreements, the compensation committee has been granted greater flexibility in establishing the compensation for our Named Executive Officers. Specifically, each 2021 Employment Agreement establishes an annual base salary for the term of the respective 2021 Employment Agreements, with base salary increases being left to the discretion of the compensation committee. Additionally, each 2021 Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the 2021 Employment Agreement. Finally and in addition to cash compensation, each 2021 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers.

The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive service based restricted stock units and/or performance based restricted stock units, with a significant portion of some of the Named Executive Officers’ compensation being tied to the grant of such performance based restricted stock units. By conditioning a significant portion of certain Named Executive Officer’s performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Additionally, by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under their 2021 Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

This structure, along with the culture and values of our Company, allows the Company to attract and retain top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth. The Board was pleased to receive shareholder approval of the compensation packages of our Named Executive Officers in the advisory vote at the 2022 annual meeting and again requests approval of the compensation packages of our Named Executive Officers.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE EXECUTIVE COMPENSATION DETAILED IN THIS PROXY STATEMENT.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY

OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 4 provides shareholders the opportunity to cast an advisory vote on how frequently they would like to cast advisory votes on executive compensation (a “say-on-pay” vote). Under this Proposal 4, shareholders may vote to conduct a say-on-pay vote every year, every two years or every three years.  As an advisory vote, the outcome of the voting on this Proposal 4 is not binding upon the Company; however, the Board values the opinions expressed by shareholders in their vote on this Proposal 4.

After careful consideration and review of past votes by our shareholders on the same issue, together with prior communications with our investors and shareholders, the Board recommends that the shareholders select every year as the frequency with which say-on-pay votes will be conducted.  The Board values the input of our shareholders on executive compensation matters.  The Board believes that an annual advisory vote allows our shareholders the opportunity to provide direct and timely input on the Company’s executive compensation philosophy, policies and practices that more accurately reflect the shareholders’ then-current sentiment on the performance of the Company and its Named Executive Officers.  Therefore, the Board believes it is in the best interest of the shareholders to have an annual vote on executive compensation.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS SELECT “EVERY YEAR” AS THE FREQUENCY WITH WHICH SAY ON PAY VOTES WILL BE CONDUCTED.

PROPOSAL 5

ADVISORY VOTE ON A SHAREHOLDER PROPOSAL

REGARDING THE ISSUANCE OF A CLIMATE REPORT AND TO SET REDUCTION TARGETS BY THE COMPANY

Boston Trust Walden Company is the beneficial owner of at least $2,000 in market value of shares of our Common Stock, and on November 8, 2022, Boston Trust Walden Company notified the Company of its intention to submit a resolution to the shareholders for approval at the Annual Meeting. We will provide the proponent’s address to any shareholder promptly upon written request.  The text of the proponent’s resolution and supporting statement appear below, printed verbatim from its submission.  We disclaim all responsibility for the content of the proposal and the supporting statement, including sources referenced therein.

Shareholder Proposal

“Resolved:  Shareholders request Texas Roadhouse issue a report, at reasonable cost and omitting proprietary information, describing if, and how, it plans to measure and reduce its total contribution to climate change, including emissions from its supply chain, and align its operations with the Paris Agreement’s goal of maintaining global temperature increases to 1.5℃.

Supporting Statement:  Shareholders recommend the report disclose, among other issues at board and management discretion, the relative benefits and drawbacks of:

●	Establishing for the Company’s full greenhouse gas emissions (GHG) footprint short-, medium-, and long-term emissions reduction targets aligned with the goals of the Paris Agreement; and

●	Developing a transition plan detailing how the Company intends to achieve such targets.

The 2018 National Climate Assessment found “climate change presents numerous challenges to sustaining and enhancing crop productivity, livestock health, and the economic vitality of rural communities,” and rising temperatures are “the largest contributing factor to declines in the productivity of U.S. agriculture.” Not only is agricultural production susceptible to climate change, it also contributes approximately 22% of anthropogenic greenhouse gas emissions.

The impacts of climate change on agricultural commodities are evident today. According to the U.S. Department of Agriculture (USDA), 60% of the nation's cattle were affected by drought in 2022, which led many ranchers to slaughter herds early due to pasture conditions. In fact, more domestic beef cows were slaughtered in July of 2022 than in any month on record. The USDA expects “[d]omestic use of beef…to decline sharply in 2023 as the U.S. cattle herd shrinks, a result of drought and high feed costs,” with 2023 beef production forecast 6% lower than that of 2022. The price of feeder steers in September 2022 was approximately 14% higher than the prior year.

Texas Roadhouse has yet to disclose the greenhouse gas emissions associated with its direct operations or supply chain, let alone establish credible targets to reduce those emissions. While the company discloses anecdotes regarding operational resource management initiatives, much of its emissions footprint likely lies in the supply chain. Peer Darden Restaurants reports supply chain emissions account for approximately 80% of its overall footprint.

Several restaurant companies, including Chipotle, McDonald’s, and Yum! Brands, are taking responsibility for their full value chain emissions and working to align their carbon footprints with goals of the Paris Agreement. These companies are not only measuring their full value chain emissions, but also pursuing long-term, science-based emissions reduction goals.

Proponents believe a report describing if, and how, Texas Roadhouse plans to measure and reduce its full value chain emissions footprint is a prudent and vital course of action that should help the Company and investors understand the sourcing and pricing risks associated with climate change, potential carbon-related regulations, and evolving consumer preferences.”

Board’s Opposition Statement

After careful consideration, the Board unanimously recommends that the shareholders vote AGAINST this shareholder proposal.

The Board strongly believes that the issuance of a climate report with target-based commitments for direct operations and our full supply chain is premature and could result in the inefficient use of time, money, and resources.

Given that many climate targets are beyond the scope or control of the Company, we believe it is not in the best interest of the Company or our shareholders to set target-based commitments. The business community is replete with companies that have set and subsequently missed targets, which often leads to negative publicity, reputational damage, and distractions to the business.

We understand that our investors expect us to make thoughtful materiality assessments before making strategic decisions on setting targets and/or goals.  This understanding is also consistent with their role as a fiduciary for their clients first and foremost, and that they do not support initiatives – including initiatives relating to corporate sustainability – to the extent such initiatives could imperil their portfolio companies’ operations and/or jeopardize value creation and returns for their clients.   We believe that this prevailing shareholder view continues to align with our stated approach.

In lieu of targets, we have told our shareholders to expect more transparency regarding our greenhouse gas (“GHG”) emissions, including tracking and the hiring of a consultant to assist with reduction measures. We plan to include the emissions in our corporate sustainability report, which is updated annually. It is also our intention to fully comply with the U.S. Securities and Exchange Commission (“SEC”) rules for climate-related disclosures in scope and timing, as finalized and implemented.

As is consistently shared in our public documents, we take great pride in our corporate sustainability program and our appreciation for, and commitment to, our employees and the communities in which we serve. This commitment includes not only the continued execution of our existing corporate sustainability measures but also identifying future opportunities, which is consistent with the philosophy of our overall business and which we attempt to express in our corporate sustainability report.

Our philosophy is and always has been about taking a deliberate and methodical approach to our work, rather than being reactive, overly opportunistic, or to over/under commit in matters of such significance.  With this approach as a guiding principle, we first seek to understand an opportunity and/or concern, and then we create an action plan.  We believe that this studied approach has been an instrumental part of our business success and our ability to consistently deliver shareholder value to a myriad of investors, who must balance their fiduciary responsibilities with their desire to request management changes with respect to corporate sustainability and/or other non-pecuniary initiatives or interests.

Our desire to continue to improve and identify future opportunities, all rooted in a philosophy of seeking broader understanding, led to the creation of an internal corporate sustainability risk committee in the beginning of 2021 to help evaluate our environmental, social, and governance activities and impact.  This cross-functional committee is designed to work in conjunction with our enterprise risk committee as well as our existing corporate sustainability program – under which we have disclosed our initiatives in our corporate sustainability reports since 2017.

We used 2021 as a foundational year for our corporate sustainability risk committee in which we worked diligently to seek to better understand emerging risks and areas of increased shareholder interest. The committee undertook a benchmarking project of peer companies and also had numerous conversations with external resources, outside legal counsel, and proxy advisory firms to understand our corporate sustainability opportunities from a business and disclosure perspective.  We took action in 2022 based on the results of our benchmarking project – which led to greater disclosure in our 2022 corporate sustainability report, as well as the engagement of a third-party consultant to calculate our Scope 1 and 2 GHG emissions in order to more accurately track our usage and trends.

We are providing the above detail in order to express to our shareholders the seriousness with which we take our corporate sustainability efforts and disclosures – especially those concerning our environmental impact and that of our suppliers.  We continue to perform the necessary work to inform ourselves so that we can plan appropriately and prudently, consistent with impending SEC regulation. It is our intention to take steps to fully understand our GHG emissions and develop our next steps before making any credible target-based commitments. From our perspective, setting targets before fully understanding how to achieve any stated target could have negative and/or other unintended or incidental impact to our operations and, ultimately, our shareholders.

We do understand and appreciate, however, the value in providing transparency relating to our GHG emissions and our efforts to measure and manage our GHG emissions. In this regard and consistent with the deliberate, methodical, and more studied approach described above, the Company has already determined the following action items in lieu of this shareholder proposal:

●	During the 2023 fiscal year, the Company will (i) publicly disclose its Scope 1 and 2 GHG emissions for the 2021 and 2022 fiscal years, (ii) engage a third-party consultant to discuss ways in which we can reduce our Scope 1 and 2 GHG emissions consistent with our operating model, and (iii) engage a third-party consultant to measure our Scope 3 GHG emissions; and

●	During the 2024 fiscal year, the Company will (i) continue to publicly disclose our Scope 1 and 2 GHG emissions for the 2023 fiscal year, and (ii) publicly disclose our initial Scope 3 GHG emissions.

For the above-refenced reasons, the Board recommends that the shareholders vote against this shareholder proposal.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL REGARDING THE ISSUANCE OF A CLIMATE REPORT AND SETTING REDUCTION TARGETS BY THE COMPANY.

SHAREHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Exchange Act, shareholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.  If a shareholder submitting a matter to be raised at the Company’s next annual meeting desires that such matter be included in the Company’s proxy statement for that meeting, such matter must be submitted to the Company no later than December 2, 2023. The rules of the SEC set forth standards for what shareholder proposals the Company is required to include in a proxy statement for an annual meeting.

The Company’s bylaws, a copy of which is available on the Company’s website at www.texasroadhouse.com, require shareholders who intend to propose business for consideration by shareholders at the 2024 annual meeting, other than shareholder proposals that are to be included in the proxy statement, to deliver written notice to the principal executive offices of the Company on or before December 2, 2023 (reflecting 120 calendar days prior to the one year anniversary of the date of the Company’s proxy statement issued in connection with the prior year’s annual meeting). This notice must include a description of the business desired to be brought before the annual meeting, the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, the class, series and number of shares of the Company which are beneficially owned by the shareholder and such other beneficial owner and any material interest of the shareholder and such other beneficial owner in such business.  In addition, the bylaws require shareholders who intend to nominate a candidate for election as a director to deliver written notice to the principal executive offices of the Company on or before December 2, 2023 (reflecting 120 day calendar days prior to the one year anniversary of the date of the Company’s proxy statement issued in connection with the prior year’s annual meeting). The notice of nomination must include the information set forth in the bylaws for the candidate to be eligible for nomination.   Further, to comply with the SEC’s universal proxy rules, if a shareholder intends to solicit proxies in support of director nominees submitted under these advance notice provisions, then the Company must receive proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act, delivered to the principal executive offices of the Company by March 11, 2024. The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described above.

Exchange Act rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding the shareholder’s compliance with these deadlines.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD

Shareholders that want to communicate in writing with the Board, or specific directors individually, may send proposed communications to the Company’s Corporate Secretary, Christopher C. Colson, at 6040 Dutchmans Lane, Louisville, Kentucky 40205. The proposed communication will be reviewed by Mr. Colson and/or by the audit committee (as appropriate). If the communication is appropriate and serves to advance or improve the Company or its performance, then it will be forwarded to the Board or the appropriate director.

FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2022, accompanies this proxy statement. The Company’s Annual Report does not form any part of the material for solicitation of proxies.

Any shareholder who wishes to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2022, which includes financial statements, and is required to be filed with the SEC, may access it at www.texasroadhouse.com in the Investors section or may send a written request to Christopher C. Colson, Corporate Secretary Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy statement, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christopher C. Colson
Corporate Secretary

Louisville, Kentucky

March 31, 2023

Please vote your shares through any of the methods described on the proxy card as promptly as possible, whether you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company’s Corporate Secretary.

4. Say When on Pay – An Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. Every Two Years Every Three Years Abstain Every Year 01 - Michael A. Crawford 02 - Donna E. Epps 04 - Gerald L. Morgan 05 - Curtis A. Warfield 07 - James R. Zarley For Withhold For Withhold For Withhold 1 U P X 03 - Gregory N. Moore 06 - Kathleen M. Widmer Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03RNSD + + Proposals — The Board of Directors recommend a vote FOR all of the nominees listed, FOR Proposals 2 and 3, EVERY YEAR for Proposal 4 and AGAINST Proposal 5. A 2. Proposal to Ratify the Appointment of KPMG LLP as Texas Roadhouse’s Independent Auditors for 2023. 5. An Advisory Vote on a Shareholder Proposal Regarding the Issuance of a Climate Report. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2023 Annual Meeting Proxy Card For Against Abstain 3. Say on Pay – An Advisory Vote on the Approval of Executive Compensation. For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 M M M M M M M M M MMMMMMMMMMMMMMM 5 7 2 9 6 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # ∆ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/TXRH or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TXRH Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by May 11, 2023 at 1:00 A.M., Eastern Standard Time. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TXRH Notice of 2023 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 11, 2023 Christopher C. Colson and Keith V. Humpich, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 11, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR Proposals 2 and 3, EVERY YEAR for Proposal 4 and AGAINST Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Texas Roadhouse, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below.

4. Say When on Pay – An Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. Every Two Years Every Three Years Abstain Every Year 1 U P X 01 - Michael A. Crawford 02 - Donna E. Epps 04 - Gerald L. Morgan 05 - Curtis A. Warfield 07 - James R. Zarley For Withhold For Withhold For Withhold 03 - Gregory N. Moore 06 - Kathleen M. Widmer Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03RNTD + + q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2023 Annual Meeting Proxy Card Proposals — The Board of Directors recommend a vote FOR all of the nominees listed, FOR Proposals 2 and 3, EVERY YEAR for Proposal 4 and AGAINST Proposal 5. A 2. Proposal to Ratify the Appointment of KPMG LLP as Texas Roadhouse’s Independent Auditors for 2023. 5. An Advisory Vote on a Shareholder Proposal Regarding the Issuance of a Climate Report. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. For Against Abstain 3. Say on Pay – An Advisory Vote on the Approval of Executive Compensation. For Against Abstain M M M M M M M M M 5 7 2 9 6 8 MMMMMMMMMMMM M

Notice of 2023 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 11, 2023 Christopher C. Colson and Keith V. Humpich, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 11, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR Proposals 2 and 3, EVERY YEAR for Proposal 4 and AGAINST Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Texas Roadhouse, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q